Exhibit 10.6

The Pep Boys — Manny, Moe & Jack
Pension Plan

Amended and Restated Effective as of January 1, 2010

Article I. Introduction

THE PEP BOYS — MANNY, MOE & JACK Pension Plan (the “Plan”) is established and maintained in accordance with the terms of this instrument. The assets of this Plan are held by the Trustee in accordance with the terms of the Trust Agreement, which is considered to be an integral part of this Plan. Except as provided herein or in the Trust Agreement, the Trustee has the exclusive authority to manage and control the assets of this Plan. Except as otherwise noted herein, this amended and restated version of the Plan applies to those Participants who are credited with an Hour of Service with the Employer on or after January 1, 1989.

The Plan was further amended effective January 1, 1989 to comply with the Tax Reform Act of 1986, as amended, (“TRA 86”) except for those provisions that became effective in years prior to 1989 as described below, or as specifically noted in the Plan.

•                  Titles XI and XVIII of TRA ‘86;

•                  Subtitle C of Title IX of OBRA ‘86;

•                  Optional Form of Benefit Regulations;

•                  Temporary regulations under section 414(q) and (s);

•                  Proposed regulations under section 401(a)(9);

•                  Notice 87-20, regarding amendments to sections 411(a)(11)(B) and 417(e)(3) of the Code made by Section 1139 of TRA ‘86; and

•                  Notice 87-21, regarding changes to section 415 of the Code made by TRA ‘86.

Effective January 1, 1997 (except as otherwise indicated herein for specified provisions or as required by law), the Plan was further amended to reflect:

•                  The Uniformed Services and Reemployment Rights Act of 1994;

•                  The Uruguay Round Agreement Act (“GATT”) of 1994;

•                  The Small Business and Job Protection Act of 1996;

•                  The Taxpayer Relief Act of 1997; and

•                  The Internal Revenue Service Restructuring and Reform Act of 1998.

The Plan has been subsequently been amended from time to time and is now amended and restated, effective as of January 1, 2010, except as otherwise provided herein or as required by applicable law, to incorporate prior amendments and to reflect certain requirements of the Pension Protection Act of 2006, the Worker, Retiree and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Tax Act of 2008.

The rights of those individuals (or their beneficiaries) who terminated employment prior to the effective date of any changes to the Plan are governed by the terms and conditions of the Plan then in effect.

Article II. Definitions

2.1           Definitions. When used in this Plan, the following initially capitalized words and phrases shall have the meanings indicated herein:

Accrued Annual Pension means as of any applicable date, the pension determined in accordance with the provisions of Section 4.1 that the Participant would be entitled to receive commencing on his Normal Retirement Date based on his Compensation and Years of Credited Service through the applicable date. An Accrued Annual Pension to which a Former Participant is entitled shall not be increased or decreased by reason of any amendments to the Plan adopted on or after the date he ceased to be a Participant or the date of his Termination. The Accrued Annual Pensions of all Participants were frozen as of December 31, 1996.

Actuarial Equivalent(ce) or Actuarially Equivalent means a benefit of equivalent current value to the benefit which would otherwise have been provided on the basis of the following assumptions and determined as of the applicable Annuity Starting Date:

(a)           For lump sum distributions, the UP-1984 Table of Mortality and the immediate or deferred interest rate, as applicable, used by the Pension Benefit Guaranty Corporation (in effect on January 1 of the Plan Year in which the distribution occurs) for valuing benefits in pay status for plans terminating at the same time, shall be used. The Actuarial Equivalent value of a lump sum distribution that is payable to a Former Participant prior to Early Retirement Date, shall be the Actuarial Equivalent value of the benefit determined as of Normal Retirement Date (using the applicable PBGC rate).

(b)           For purposes of any lump sum distribution that is made to any Participant on or after January 1, 1998, the Actuarial Equivalent value for such lump sum distribution shall be determined by using the annual interest rate on 30-year Treasury securities, as specified by the Commissioner, that is in effect for the month of November which precedes the applicable Plan Year (the “stability period”) in which the lump sum distribution is made, and by using the applicable mortality table under section 417(e)(3) of the Code and Treas. Reg. section 1.417(e)-1(d)(2). The Actuarial Equivalent value of a lump distribution that is payable to a Former Participant prior to Early Retirement Date, shall be the Actuarial Equivalent value of the benefit determined as of Normal Retirement Date (using the applicable 30-year Treasury security rate).  For purposes of any lump sum distribution that is made on or after January 1, 2008, the Actuarial Equivalent single-sum value of a single life annuity with 120 payments guaranteed shall be determined using the annual interest rate specified under section 417(e)(3) of the Code, in effect for the month of November preceding the first day of the Plan Year in which the lump sum distribution is made, and by using the applicable morality table under section 417(e)(3)(B) of the Code.

(c)           For periods prior to January 1, 2007, except as provided in the following paragraph, for conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, conversions with respect to annuity payments made pursuant to qualified domestic relations orders and adjustments under Sections 9.4 and 9.4A(b)(2)(B)(i)(B), the UP-1984 Table of Mortality at 7½ percent interest, shall be used. For purposes of establishing present value for Top-Heavy determinations, interest at 7½ percent shall be used and the UP-1984 Table of Mortality.

Effective January 1, 2007, for conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, conversions with respect to annuity payments made pursuant to qualified domestic relations orders and adjustments under Sections 9.4 and 9.4A(b)(2)(B)(i)(B), the UP-1994 Mortality Table projected to 2002 using Scale AA (blended 50% male, 50% female; without adjustment collar) at 7½ percent interest, shall be used.  Notwithstanding the foregoing, the benefit determined under this paragraph shall not be less than the benefit determined under the first paragraph of this subsection (c).  For purposes of establishing present value for Top-Heavy determinations, interest at 7½ percent and the UP-1994 Mortality Table projected to 2002 using Scale AA (blended 50% male, 50% female; without adjustment collar)) shall be used.

(d)           Effective January 1, 2000, for purposes of Section 9.4 regarding conversion of an annuity that is not subject to section 417(e) of the Code, the greater of (a) the equivalent annual benefit using interest at 7 ½% and the UP-1984 Table of Mortality; or (b) the

equivalent annual benefit using interest at 5% and the applicable mortality table under section 417(e)(3) of the Code and Treas. Reg. Section 1.417(e)-1(d)(2) shall apply.

Effective January 1, 2000, for purposes of Section 9.4 regarding conversion of an annuity that is subject to section 417(e) of the Code, the greater of (a) the equivalent annual benefit using interest at 7 ½% and the UP-1984 Table of Mortality; or (b) the equivalent annual benefit using the annual interest rate for 30-year Treasury Securities as specified by the Commissioner of the Treasury, in effect for the month of November (the “look back month”) of the Plan Year preceding the Plan Year of determination (the “stability period”) and the applicable mortality table under section 417(e)(3) of the Code and Treas. Reg. Section 1.417(e)-1(d)(2), shall apply.

(e)           Mortality Table for 415 and 417(e) Purposes For Annuity Starting Dates On Or After December 31, 2002.

Effective for annuity starting dates on or after December 31, 2002, notwithstanding any other Plan provision to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under section 415(b)(2)(B), (C) or (D) of the Code as set forth in Section 9.4 and paragraph (d) of the definition of “Actuarial Equivalence”, and the applicable mortality table used for purposes of satisfying the requirements of section 417(e) of the Code, as set forth in paragraph (b) of the definition of “Actuarial Equivalence” in the Plan, is the table prescribed in Rev. Rul. 2001-62.

(f)            Mortality Table for 415 and 417(e) Purposes for Annuity Starting Dates On or After January 1, 2008.

Effective for annuity starting dates on or after January 1, 2008, the mortality table for purposes of this subsection (f) shall be the applicable mortality table specified by the Internal Revenue Service pursuant to section 417(e)(3)(B) of the Code.

Actuary means an enrolled actuary qualifying as such in accordance with Title III of ERISA or any firm or entity employing such enrolled actuaries.

Administrative Committee means the individual or group of individuals appointed to manage the administration of this Plan.

Affiliate means any employer which has not adopted this Plan and is not a Participating Employer, but which is included as a member with the Employer in a controlled group of corporations, or which is a trade or business (whether or not incorporated) included with the Employer in a brother-sister group or combined group of trades or businesses under common control or which is a member of an affiliated service group in which the Employer is a member, determined in each instance in accordance with the appropriate sections of the Code.

Annuity Starting Date means the first day on which benefits are payable as an annuity or in the case of benefits not payable as an annuity, the first day on which all events have occurred which entitle the Participant or Former Participant to the benefits.

Beneficiary means the individual or entity designated to receive any death benefits payable under the Plan.

Anything herein to the contrary notwithstanding, in the case of a married Participant or Former Participant, no Beneficiary designation which designates a Beneficiary other than the Participant’s Spouse shall be effective unless such designation constitutes a valid waiver of the qualified joint and survivor annuity. In the event that the Participant failed to designate a Beneficiary or is predeceased by all designated primary and contingent Beneficiaries, death benefits under this Plan shall be payable to the following classes of recipients, each class to take to the exclusion of all subsequent classes, and all members of each class to share equally:

(1)           Surviving Spouse;

(2)           lineal descendants (including adopted children and step-children), by right of representation;

(3)           surviving parents;

(4)           surviving brothers and sisters;

(5)           Participant’s estate.

Board of Directors means the board of directors of the Company.

Break in Service or One-Year Break in Service means a Plan Year during which an individual is not credited with more than 500 Hours of Service. An Eligible Employee will not be deemed to have incurred a Break in Service if he is absent from employment by reason of (1) pregnancy of the Eligible Employee, (2) birth of a child of the Eligible Employee, (3) placement of a child in connection with the adoption of the child by an individual, or (4) caring for the child during the period immediately following the birth or placement for adoption. During the period of absence the Eligible Employee shall be credited with the number of hours that would be generally credited but for such absence or if the general number of work hours is unknown, eight Hours of Service for each normal workday during the leave (whether or not approved). These hours shall be credited to the Plan Year in which the leave of absence commences if crediting of such hours is required to prevent the occurrence of a Break in Service in such computation period, and in other cases in the immediately following Plan Year. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). An Employee shall not be deemed to have incurred a Break in Service if he is on an unpaid leave of absence under the Family and Medical Leave Act and returns to employment within the time period prescribed by law.

Code or IRC means the Internal Revenue Code of 1986, as amended, and includes any regulations issued thereunder.

Company means the PEP BOYS — MANNY, MOE & JACK, a Pennsylvania corporation.

Compensation means, for any Plan Year, total income reported to the Participant as wages for the Employee on Box 1 of Form W-2 less any expense reimbursements and taxable fringe benefits, including any amounts that the Participant has authorized the Employer to make on his behalf to a 401(k) plan as elective deferrals or to a cafeteria plan under section 125 of the Code.

Effective January 1, 1989, with respect to Participants who Terminated employment on or after that date, Compensation shall be limited to the amount permitted under the applicable limitation of section 401(a)(17) of the Code, as amended, in effect for any Plan Year (adjusted each year to reflect such higher amount as may be permitted each year under the Code). Notwithstanding the foregoing, in applying the limits imposed by section 401(a)(17) for Plan Years beginning on or after January 1, 1989 and ending on or before January 1, 1994, with respect to Participants who Terminated employment on or after January 1, 1989, Compensation up to $235,840 may be taken into account for each Plan Year. Effective January 1, 1994,

Compensation shall be limited to $150,000 (adjusted each year to reflect such higher amount as may be permitted each year under the Code).

Increase in limit: The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior determination period shall be limited to $200,000.

Cost-of-living adjustment:  The $200,000 limit on annual Compensation described above shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Disability means a disability that results in the Participant’s entitlement to long-term disability benefits under the Social Security Act.

Distributee means a Participant, a former Participant, a Participant’s or former Participant’s surviving spouse and a Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, within the meaning of section 414(p) of the Code.

Early Retirement Age means the date on which a Participant has attained age 55 and completed five Years of Credited Service.

Early Retirement Date means the first day of any month following attainment of his Early Retirement Age.

Effective Date of this amended and restated Plan means January 1, 1989, except as otherwise provided in the Plan. The original effective date of the Plan is December 15, 1942.

Eligible Employee means an Employee performing services for the Employer, including any officer or director who shall so qualify. Eligible Employee shall not include any individual who qualifies as a Leased Employee and any individual whose terms and conditions of employment are covered by a collective bargaining agreement that does not provide for participation in the Plan.

Notwithstanding the foregoing, (i) any individual initially hired or rehired by the Employer or an Affiliate on or after February 2, 1992, shall not be deemed to be an Eligible Employee and shall not be eligible to participate or resume participation in the Plan; and (ii) any individual whose employment status as of February 1, 1992, is covered by a collective bargaining agreement that does not provide for participation in the Plan and whose employment status changes on or after February 2, 1992 so that he (A) is no longer covered by a collective bargaining agreement that does not provide for participation in the Plan, and (B) would otherwise be eligible to participate in the Plan, shall not be deemed to be an Eligible Employee and shall not be eligible to participate in the Plan.

Eligible Retirement Plan means, effective January 1, 2007, (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan described in section 401(a) of the Code the terms of which permit the acceptance of the Distributee’s Eligible Rollover Distribution, (E) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(I)(A) of the Code that shall separately account for the distribution or (F) an annuity contract described in section 403(b) of the Code.  The portion of any Eligible Rollover Distribution that consists of after-tax employee contributions only may be paid to any Eligible Plan described in (A) or (B), a qualified plan described in (C) or (D) or a plan described in (F) that separately accounts for the amounts transferred earnings on such amounts.

Eligible Rollover Distribution means, effective as of January 1, 2007, any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  The nontaxable portion of an Eligible Rollover Distribution may be rolled over tax-free to an Eligible Retirement Plan as specified below if the Eligible Retirement Plan provides for separate accounting of the amount transferred and earnings on such amounts.

Employee means any individual employed by the Employer as a common law employee.  An Employee does not include an independent contractor or any other person who the Employer determines, in its sole discretion based on the criteria set forth in Treas. Reg. section 31.3401(c)-1, is not is a common law employee.  If a person described in the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if the Employer is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Employer in settlement of any claim or action relating to such individual’s employment status), such individual will not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

Employer means the Company and any Participating Employer, which with the approval of the Board of Directors, has adopted this Plan.

Entry Date means January 1 and July 1 of each Plan Year.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and includes any regulations issued thereunder.

Final Average Compensation means the average monthly Compensation for the five consecutive Plan Years, out of the last ten Plan Years that a Participant completes,

coincident with or prior to the date of determination (or actual period of employment if shorter than five years) in which a Participant was employed by the Employer for which such average is the highest.

Former Participant means any Eligible Employee, who was a Participant in the Plan and with respect to whom a benefit remains payable from the Plan.

Fund means the trust or account consisting of the assets of the Plan.

Highly Compensated Employee means the individuals in (a) and (b):

(a)           Employees who were five percent owners, as defined in section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year; and

(b)           Employees with compensation greater than $80,000 (as adjusted at the same time and in the same manner as section 415(d) of the Code) during the look-back year.

(c)           For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year is the twelve month period preceding the determination year.

(d)           For purposes of defining Highly Compensated Employee, compensation means compensation as defined in section 415(c)(3) of the Code, including elective contributions. The dollar limits are those for the calendar year in which the determination or look-back year begins.

(e)           The Plan shall take into account Employees of all companies aggregated under sections 414(b), (c), (m) and (o) of the Code, in determining who is highly compensated. Also, for this purpose, the term “Employee” shall include Leased Employees.

Hours of Service means:

(a)           Performance of Duties. The actual hours for which an Eligible Employee is paid or entitled to be paid for the performance of duties by the Employer;

(b)           Nonworking Paid Time. Each hour for which an Eligible Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ or unemployment compensation or for payments which solely reimburse an Eligible Employee for medical or medically related expenses incurred by the Eligible Employee;

(c)           Back Pay. Each hour for which pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under paragraphs (a) and (b) above shall not be recredited by operation of this paragraph;

(d)           Equivalencies. The Administrative Committee shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor:  (1) Working Time; (2) Periods of Employment or (3) Earnings.

The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Administrative Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective.

(e)           Miscellaneous. Unless the Administrative Committee directs otherwise the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in Regulations §2530.200b-2(b) and (c) promulgated by the Secretary of Labor, shall be used hereunder and are incorporated by reference into the Plan.

Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by Section 9 of the Military Selective Service Act.

Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

Eligible Employees shall be credited with any Hours of Service required to be credited to them in accordance with the Family and Medical Leave Act and The Uniformed Services Employment and Reemployment Rights Act of 1994.

Investment Manager means an investment adviser, bank or insurance company which meets the requirements of Section 3(38) of ERISA.

Leased Employee means any person who is not an Employee of the Employer and who provides services to the Employer if:

(a)           such services are provided pursuant to an agreement between the Employer and any leasing organization;

(b)           such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and

(c)           such services are performed under primary direction or control of the Employer.

Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if he is covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer’s nonhighly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of ten percent of compensation and also providing for immediate participation and vesting.

Limitation Year means the Plan Year.

Normal Annual Pension means the lifetime annual pension determined in accordance with the provisions of Section 4.1.

Normal Retirement Age means the Participant’s 65th birthday.

Normal Retirement Date means the first day of the month coincident with or next following Normal Retirement Age.

Participant means an Eligible Employee participating in the Plan in accordance with the provisions of Article III.

Participating Employer means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors, which has adopted this Plan with the approval of the Company. Participating Employers shall be limited to those direct or indirect subsidiaries of the Company that would be Affiliates except for the fact that they have adopted the Plan.

Plan means THE PEP BOYS — MANNY, MOE & JACK Pension Plan, as herein set forth and as it may be amended hereafter. This Plan also includes the PEP BOYS  — MANNY, MOE & JACK of California Pension Plan, the assets and liabilities of which were merged with and into this Plan, effective as of December 31, 1987.

Plan Year means the period from January 1 through December 31 of each year.

Qualified Military Service means service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

Spouse (Surviving Spouse) means the spouse or surviving spouse of the Participant or Former Participant, as the context requires, who is a person of the opposite gender who is the lawful husband or lawful wife of a Participant under the laws of the state or country of the Participant’s domicile; provided, however, that a former spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

Terminated (or Termination) means a termination of employment with the Employer or with an Affiliate for any reason other than a transfer of employment from the Employer to an Affiliate or from an Affiliate to another Affiliate.

Trust Agreement means the agreements forming a part of the Plan pursuant to which the assets of the Plan are held and managed by the Trustee.

Trustee means the trustee or trustees named in the Trust Agreement, or any successor thereto.

Years of Credited Service means the periods of employment taken into account in determining a Participant’s Accrued Annual Pension or Normal Annual Pension under this Plan.

A Participant shall be credited with a Year of Credited Service for each Plan Year in which he has completed 1,000 Hours of Service with the Employer.

A Participant shall be credited with a partial Year of Credited Service, to the completed month, for the portion of a Plan Year during which he was not a Participant for the entire Plan Year, provided that the number of Hours completed by the Participant during such portion of a Plan Year equal or exceed the product of (i) 83.33 and (ii) the number of full months the Participant was actually a Plan Participant in such Plan Year.

A Participant who was employed by the Employer between December 15, 1978 and December 31, 1978, shall be credited with .04167 of a Year of Credited Service for such period.

A Participant shall not earn Years of Credited Service prior to the Entry Date on which he first became a Participant except that any Participant who was employed on December 14, 1976, shall earn Years of Credited Service for his pre-participation eligibility waiting period to the extent that such service would have been credited as Years of Credited Service, if the eligibility requirements in effect on December 15, 1976 had been in effect when such Participant’s employment commenced with the Employer. Effective as of December 31, 1996, a Participant shall not earn any additional Years of Credited Service under the Plan.

Year of Service means (a)  when applied to eligibility provisions, (i) the 12-month period commencing on an individual’s date of employment with the Employer in which he is credited with 1,000 or more Hours of Service, and (ii) thereafter, the Plan Year which includes the first anniversary of the Eligible Employee’s initial date of employment and successive anniversaries of such Plan Year, in which he is credited with 1,000 or more Hours of Service; and (b) when applied to vesting provisions, each Plan Year in which an Eligible Employee is credited with 1,000 Hours of Service.

An Employee who was credited with 1,000 Hours of Service in the 12 consecutive month period beginning (i) December 15, 1977 and ending on December 14, 1978; and (ii) beginning January 1, 1978 and ending December 31, 1978, shall earn a Year of Service for such additional time periods.

Years of Service completed prior to December 15, 1976 shall be disregarded if such service would have been disregarded under the break in service rules then in effect.

For purposes of determining an Eligible Employee’s eligibility to participate in the Plan pursuant to Section 3.1 and vesting pursuant to Section 5.1, Years of Service shall include an Eligible Employee’s Years of Service (i) as a Leased Employee of the Employer or an Affiliate (after the employer became an Affiliate) and not described in section 414(n)(5) of the Code or (ii) as an Employee of the Employer or an Affiliate (after the employer became an Affiliate) covered by the terms of a collective bargaining agreement that does not provide for participation in this Plan, (iii) while a common law Employee of the Employer who is not deemed to be an Eligible Employee or as a common law Employee of an Affiliate, or (iv) while an Employee of a predecessor organization of the Employer in any case where the Employer maintains the plan of such predecessor organization.

Effective January 1, 2007, for purposes of determining whether a death benefit is payable pursuant to Sections 4.7 and 13.5 only, Years of Service shall include service completed by a Participant while absent from employment on account of Qualified Military Service who dies prior to reemployment by the Employer.

2.2           Construction. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Titles of sections are inserted for convenience and shall not affect the meaning or construction of the Plan.

Article III. Participation And Service

3.1           Eligibility to Participate.

(a)           Eligibility Prior to February 2, 1992. Each Eligible Employee who was a Participant in the Plan on December 31, 1988 shall continue as a Participant on January 1, 1989 if he is still employed on that date. Each other Eligible Employee shall commence participation in the Plan on the Entry Date coincident with or next following attainment of age 21 and completion of one Year of Service.

(b)           Eligibility After February 1, 1992. Any individual hired or rehired by the Employer or an Affiliate on or after February 2, 1992, shall not be eligible to commence or resume participation in the Plan. Notwithstanding any provision of this Plan to the contrary, any individual whose employment status as of February 1, 1992, is covered by the terms of a collective bargaining agreement that does not provide for participation in the Plan and whose employment status changes on or after February 2, 1992 so that he is no longer covered by a collective bargaining agreement that does not provide for participation in the Plan, shall not be eligible to participate in the Plan.

3.2           Cessation of Participation. An Eligible Employee shall cease to be a Participant upon the earliest of:  (a) the date on which he retires under the retirement provisions of the Plan; (b) the date on which he ceases to satisfy the eligibility requirements of Section 3.1; or (iii) the date on which his employment Terminates for any reason including death, or Disability.

3.3           Changes in Status and Transfers to Affiliates.

(a)           An Employee who transfers from an Affiliate to the Employer and becomes an Eligible Employee or an Employee of the Employer who becomes an Eligible Employee shall be eligible to participate in the Plan on the date as of which he has satisfied the eligibility requirements of Section 3.1. He shall commence participation in the Plan on the later of his transfer or change in status or the Entry Date next following the date he has satisfied the eligibility requirements of Section 3.1.

(b)           A Participant’s status as such under the Plan shall be changed, as provided below, upon and after the occurrence of:

(1)           In the case of a Participant whose employment was not covered by a collective bargaining agreement at the time the Participant became such, the date as of which the Participant’s employment becomes covered by a collective bargaining agreement that excludes such individual from participation in this Plan;

(2)           The date as of which a Participant becomes a Leased Employee; or

(3)           The date as of which a Participant is transferred to or hired by an Affiliate.

(c)           The Participant’s status under the Plan upon and after the occurrence of one of the above events shall be modified as follows:

(1)           The Participant’s Accrued Annual Pension shall not be increased or decreased thereafter by reason of the Participant’s continued employment with the Employer or with an Affiliate or by reason of any increases or decreases in Compensation after such date;

(2)           The Participant will remain eligible for the benefits provided by Article IV, if at the time his employment with the Employer or an Affiliate ceases, he has satisfied the age, service and other requirements of this Plan for such benefits; and

(3)           The Participant will continue to be credited with additional Years of Service if he continues to be employed by the Employer or an Affiliate except as otherwise provided for under the Plan.

3.4           Reemployment. A Participant who Terminated employment with the Employer and is reemployed by the Employer shall again be eligible to become a Participant on the date he again performs an Hour of Service for the Employer. A former Eligible Employee who is reemployed by the Employer prior to incurring five consecutive one year Breaks in Service, shall become eligible to become a Participant on the Entry Date he has satisfied the age and service requirements of Section 3.1 or the date he is reemployed by the Employer, if later. A former Eligible Employee who is reemployed after incurring five consecutive one year Breaks in

Service shall be treated as a new Eligible Employee and must meet the requirements of Section 3.1 for purposes of eligibility to participate.

Article IV. Plan Benefits

4.1           Normal Retirement. A Participant may retire on his Normal Retirement Date.

Each Participant who retires on his Normal Retirement Date, and who has not received benefits, under other provisions of the Plan, shall be entitled to receive the greater of a Normal Annual Pension or an Accrued Annual Pension determined as of any previous date on which the Participant was eligible for early retirement pursuant to Section 4.3. Any Former Participant whose rights and interests in the Plan are vested, and who has not received benefits under other provisions of the Plan, shall be entitled to receive an Accrued Annual Pension commencing on his Normal Retirement Date and continuing during his lifetime.

The Plan may suspend the benefits of a Participant who continues in the service of the Employer after Normal Retirement Date, provided that if such Participant is an Eligible Employee, such Eligible Employee receives payment from the Employer for 80 Hours of Service during a calendar month. Any Participant whose Normal Annual Pension is suspended shall be notified in writing by personal delivery or first class mail during the first month or payroll period for which payment of benefits is suspended.

The Normal Annual Pension payable to each Participant or Former Participant shall be equal to .008 of the Participant’s Final Average Compensation, multiplied by his Years of Credited Service, multiplied by 12.

Notwithstanding the foregoing, in no event shall (i) a Participant’s monthly benefit hereunder exceed $1,666.67; nor (ii) a Participant’s monthly benefit hereunder be less than his Accrued Annual Pension as of December 31, 1988, (with Final Average Compensation and Years of Credited Service determined as of such date) without the limitations on Compensation that became effective on January 1, 1989.

In addition, the monthly benefit payable to any Participant who is employed by the Employer on or after January 1, 1994 shall not be less than his Accrued Annual Pension determined as of December 31, 1993, (with Final Average Compensation and Years of Credited

Service determined as of such date) based on the limitations on Compensation that were in effect under section 401(a)(17) of the Code prior to January 1, 1994.

A Participant or Former Participant to whom Article XIII of the Plan relates, shall receive the greater of the benefit described in this Section 4.1 or the benefit set forth in Section 13.2.

Effective as of December 31, 1996, the Normal Annual Pensions of all Participants under the Plan shall be frozen and no additional benefits shall accrue after that date.

4.2           Deferred Retirement. A Participant who continues in employment beyond his Normal Retirement Date may retire on the first day of any succeeding calendar month that coincides with or next follows the month in which his actual retirement occurs. A Participant’s deferred retirement benefit shall be determined either under (a) or (b), whichever produces the greater benefit:

(a)           by continuing to apply the formula set forth in Section 4.1 to his Compensation and Years of Credited Service after his Normal Retirement Date; or

(b)           by applying an actuarial adjustment to the Normal Annual Pension as of the end of the immediately preceding Plan Year, determined on a year-by-year basis in accordance with Prop. Treas. Reg. Section 1.411(b)-2(b)(2).

4.3           Early Retirement. By written notice delivered to the Administrative Committee before the date his pension is to commence, effective January 1, 1989, a Participant who has attained Early Retirement Date and whose employment Terminates on or after January 1, 1989, may elect to receive an early retirement pension after Termination. In such event he shall be entitled to either:

(a)           A deferred pension commencing at his Normal Retirement Date equal to the Accrued Annual Pension determined on the basis of his Compensation and Years of Credited Service to the date of his early retirement hereunder; or

(b)           A pension commencing as of the first day of any month coincident with or next following his Early Retirement Date which is equal to the Actuarial Equivalent of the benefit calculated under Section 4.1 payable at the Participant’s Normal Retirement Date.

4.4           Disability Benefit. A Participant who becomes Disabled shall be eligible to receive a pension commencing at his Normal Retirement Date in an amount equal to his Accrued Annual Pension, determined as of his Disability Date. In lieu of the foregoing, a Participant may elect to receive his Accrued Annual Pension as of the first day of any month following his Disability, which shall be the Actuarial Equivalent of the Participant’s benefit payable at his Normal Retirement Date.

4.5           Termination Benefit. A Participant who Terminates his employment with a vested interest in his Accrued Annual Pension shall be eligible to receive his benefit in accordance with Section 4.1 or Section 4.3, as applicable. A Former Participant who Terminated employment on or after January 1, 1989 who met the service requirement for early retirement when he Terminated employment, may elect to receive an early retirement pension as of the first day of any month coincident with or next following attainment of age 55.

4.6           Form of Payments.

(a)           Single Participants. If a Participant or Former Participant is single on the Annuity Starting Date, the normal form of payment, unless elected otherwise, shall be a single life annuity with payments guaranteed for 120 months.

(b)           Married Participants. If a Participant or Former Participant is married on the Annuity Starting Date, the normal form of payment, unless elected otherwise, with the consent of the Participant’s or Former Participant’s Spouse, pursuant to subsection (d), shall be a qualified joint and survivor annuity, which shall be the Actuarial Equivalent of the normal form for single Participants described in Section 4.6(a), as applicable, payable for life to the Participant or Former Participant and thereafter, for the life of the Participant’s or Former Participant’s Surviving Spouse in an amount equal to 50% of the amount that was payable to the Participant or Former Participant.

(c)           Notice and Information to Participants. The Administrative Committee shall furnish each Participant or Former Participant, not more than 180 days and not less than 30 days prior to his Annuity Starting Date, with the following information regarding benefits payable under the Plan in written nontechnical language:

(1)           A general description or explanation of the automatic post-retirement Spouse’s benefit described in Section 4.6(b) and single life annuity benefit with payments guaranteed for 120 months described in Section 4.6(a) and notification of the Participant’s or Former Participant’s right to waive the right to receive his benefits in a qualified joint and survivor annuity or single life annuity with payments guaranteed for 120 months and the right to make or revoke a previous election to waive the qualified joint and survivor annuity or single life annuity with payments guaranteed for 120 months.

(2)           A general explanation of the relative values of each form of benefit available under the Plan and the relative financial effect on a Participant’s or Former Participant’s benefits of any of the foregoing elections.

(3)           Notification of the availability, upon written request of a Participant or Former Participant of an explanation of the financial effect of any of the foregoing elections upon the requesting Participant’s or Former Participant’s benefits under the Plan and notification that each Participant or Former Participant may make only one such request.

(4)           A general explanation of the rights of a Participant’s or Former Participant’s Spouse.

(5)           if the Participant or Former Participant requests an Annuity Starting Date prior to his Normal Retirement Date, notification of the Participant’s or Former Participant’s right to defer commencement of his benefit until his Normal Retirement Date and the consequences of failing to defer payment until a later payment date.

Notwithstanding the foregoing, the Participant’s or Former Participant’s Annuity Starting Date may precede or be fewer than 30 days after the explanation described in this Section is provided if:

(A)          the Participant or Former Participant is given notice of his right to a 30-day period in which to consider whether to (1) waive the normal form of benefit and elect an optional form and (2) to the extent applicable, consent to the distribution;

(B)           the Participant or Former Participant affirmatively elects a distribution and a form of benefit and the Spouse, if necessary, consents to the form of benefit elected;

(C)           the Participant or Former Participant is permitted to revoke his affirmative election at any time prior to his Annuity Starting Date or, if later, the expiration of a 7-day period beginning on the day after the explanation described in this Section is provided to the Participant or Former Participant;

(D)          the Annuity Starting Date is after the earlier of (1) the date the Administrative Committee receives written notice of the Participant’s or Former Participant’s intent to begin receiving benefits or (2) the date the explanation described in this Section is provided to the Participant or Former Participant;

(E)           the distribution to the Participant or Former Participant does not commence before the expiration of the 7-day period described in paragraph (C) above; and

(F)           for Annuity Starting Dates on or after January 1, 2006, if the Annuity Starting Date precedes the date on which the explanation described in this Section is provided (i) monthly payments to the Participant or Former Participant shall equal the monthly payments the Participant or Former Participant would have received had the Participant or Former Participant actually begun to receive payments on the Annuity Starting Date; (ii) the Participant or Former Participant shall receive a make-up payment to reflect the payments that should have been made during the period beginning on the Participant’s Annuity Starting Date and ending on the date the Participant begins to receive payments (with an adjustment for interest); (iii) for purposes of Section 4.6(e), the identity of the Participant’s Spouse shall be determined as of the date benefits commence, except as otherwise provided in a qualified domestic relations order under section 414(p) of the Code; (iv) either (I) the Participant’s or Former Participant’s Spouse, determined as of the date benefits commence, consents to the distribution, or (II) death benefits payable to the spouse under the form of distribution elected by the Participant or Former Participant shall not be less than the death benefits that would be paid to the Spouse under the fifty percent (50%) joint and survivor annuity described in Section 4.6(b)

that commences after the date on which the Participant or Former Participant receives the explanation described in this Section; (v) the distribution satisfies the requirements of section 415 of the Code as of (I) the Annuity Starting Date and (II) unless the distribution commences less than 12 months after the Annuity Starting Date and the form of pension is subject to the valuation rules of section 417(e)(3) of the Code, the date the distribution commences; and (vi) the distribution satisfies the requirements of section 417(e)(3) of the Code as of the Annuity Starting Date; provided, however, that if the form of pension, determined as of the Annuity Starting Date, is subject to section 417(e)(3) of the Code, the distribution shall not be less than the Actuarial Equivalent of the benefit determined as of the date the distribution commences using the interest rate and mortality table used to calculate lump sum payments under the Plan.

(d)           Election and Revocation of Spouse’s Annuities. A Participant or Former Participant who is entitled to receive his benefits or Spouse’s benefits in the form described in Section 4.6(a) or (b) may elect to receive such benefits in any other form permitted by the Plan by giving written notification to the Administrative Committee during the election period of his intent to receive his benefits in such other form.

Any election to waive the qualified joint and survivor annuity under Section 4.6(b) shall not take effect unless the Spouse of the Participant or Former Participant consents in writing to such election and the Spouse’s consent acknowledges the effect of such election and is witnessed by a notary public or a representative of the Administrative Committee. The requirements with respect to spousal consent may be waived if it is established to the satisfaction of the Administrative Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation. Any consent necessary under this provision will be irrevocable and valid only with respect to the Spouse who signs the consent.

Any election made under this Section may be revoked by the Participant or Former Participant during the specified election period. Such revocation shall be effected by written notification to the Administrative Committee. Following such revocation, another election under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant or Former Participant without the consent of the Spouse before the Annuity Starting Date.

Any actual or constructive election under this paragraph (d) having the effect of providing a Spouse’s benefit shall automatically be revoked if the electing person ceases to have a Spouse during the election period. However, if the electing person subsequently remarries, the spousal consent requirements will automatically be reinstated at that time.

(e)           Optional Forms. In lieu of the normal form of benefit set forth in Sections 4.6(a) and (b), a Participant or Former Participant may elect one of the optional forms of payment described below. All optional forms of payment shall be the Actuarial Equivalent of the normal form for single Participants set forth in Section 4.1, determined as of the Annuity Starting Date.

(1)           Life Annuity Option Guaranteed for 120 months. A Participant or Former Participant may elect to have his pension paid in the form of a straight life annuity with payments guaranteed for 120 months. Under such annuity, payments will be made monthly during the Participant’s or Former Participant’s lifetime in an amount equal to the Participant’s or Former Participant’s Normal Annual Pension or Accrued Annual Pension. If the Participant or Former Participant should die before receiving 120 months of payments, the remaining payments shall be payable to a Beneficiary designated by such Participant or Former Participant for the remainder of the guaranteed period.

(2)           Life Annuity Option. A Participant or Former Participant may elect to have his pension paid in the form of a straight life annuity. Under such annuity, payments will be made monthly during the Participant’s or Former Participant’s lifetime in an amount equal to the Participant’s or Former Participant’s Normal Annual Pension or Accrued Annual Pension.

(3)           75% Joint and Survivor Annuity.  A married Participant or Former Participant may elect to have his pension paid in the form of a 75% joint and survivor annuity, which shall be the Actuarial Equivalent of the normal form for single Participants described in Section 4.6(a) payable for life to the Participant or Former Participant and, thereafter, for the life of the Participant’s or Former Participant’s Surviving Spouse in an amount equal to 75% of the amount that was payable to the Participant or Former Participant.

(4)           Additional Options. A Participant or Former Participant to whom the provisions of Article XIII apply may elect to have his Normal Annual Pension or Accrued Annual Pension paid in the forms set forth therein.

Any election of an optional form of payment may be revoked by the Participant or Former Participant prior to the first day on which such optional form is scheduled to be paid.

If the Surviving Spouse or other joint annuitant, whichever is applicable, dies before the first day on which an optional form is scheduled to be paid, the optional form is replaced by the normal form that would have been paid absent the election of an optional form.

Any election of an optional form of benefit provided shall provide that any death benefit payable hereunder shall comply with the incidental death benefit requirements of section 401(a)(9)(G) of the Code and regulations thereunder.

4.7           Death Prior to the Annuity Starting Date. If a Participant or Former Participant dies prior to the Annuity Starting Date, a death benefit may be payable under the circumstances described below.

(a)           On the death of a vested Participant or Former Participant who has reached his Early Retirement Date, his Spouse shall, if his Spouse has survived him and they have been married through the one-year period ending on the date of death, be entitled to receive immediately a monthly benefit equal to one-half (1/2) of the Participant’s Accrued Annual Pension or Normal Annual Pension determined as of the date of his death, payable as a qualified joint and 50% survivor annuity set forth in Section 4.6(b) and reduced for early payment, as applicable, in accordance with Section 4.3.

(b)           On the death of a vested Participant or Former Participant who has not reached his Early Retirement Date, but who is entitled to a vested interest in his Accrued Annual Pension, his Spouse shall, if his Spouse has survived him and they have been married through the one-year period ending on the date of death, be entitled to receive a monthly benefit, payable on the Participant’s earliest retirement date under the Plan, equal to one-half (1/2) of the Participant’s Accrued Annual Pension determined as of the date of his death, payable as a qualified joint and 50% survivor annuity set forth in Section 4.6(b) and reduced for early payment, as applicable, in accordance with Section 4.3.

(c)           A Participant’s or Former Participant’s Surviving Spouse shall have the right to elect to defer payment of the Spouse’s survivor benefit until the date the Participant would have reached his Normal Retirement Date, had he lived.

4.8           Form of Pension Payments. Payments shall be paid monthly as of the first of the month, except that the Administrative Committee shall direct that payments which would otherwise be less than $20 per month be made quarterly, semi-annually or annually.

4.9           Restrictions and Limitations on Distributions. Distribution of benefits to a Participant or Former Participant must commence no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant attains age 70½; provided, however, that distribution to a Participant or Former Participant who attained age 70½ before January 1, 1988 and is not a five percent owner as defined in section 416(i) of the Code (with respect to the Plan Year ending in the calendar year in which the Participant or Former Participant attains age 66½ or any succeeding Plan Year) must commence no later than April 1 of the calendar year following the later of the calendar year in which the Participant or Former Participant attains age 70½ or the calendar year in which the Participant or Former Participant retires.

To the extent a Participant continues to accrue additional benefits, his Accrued Annual Pension shall be redetermined annually to include such additional accruals, but shall not be offset by the Actuarial Equivalent value of any payments previously made. The Annuity Starting Date of such Participant shall be deemed to occur at the date the first payment required by this Section is due to be paid. Any additional accruals after benefits commence hereunder shall be paid in accordance with the election made by the Participant pursuant to Section 4.6.

Any Participant who attains age 70½ prior to January 1, 2000, who commenced to receive his benefits pursuant to the foregoing provisions while still employed by the Employer, will continue to be paid in accordance with the forgoing.

Effective with respect to any Participant who attains age 70½ on or after January 1, 2000, distribution of benefits to a Participant or Former Participant shall commence no later than April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s or Former Participant’s attainment of age 70½ or the Participant’s or Former Participant’s retirement; or at the election of the Participant no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant attains age 70½. Any election that a Participant makes to either commence payment as of the April 1 following the calendar year in which he attains age 70½; or to defer payment until no later than the April 1 following the calendar year in which he retires, if later, shall be irrevocable.

Effective January 1, 2000, the Normal Annual Pension of any Participant who retires in a calendar year after the calendar year in which he attains age 70½, shall be actuarially adjusted to reflect the delay, if any, in payment for the period beginning with the April 1 following the calendar year in which the Participant attained age 70½; or January 1, 2000, if later, and ending with the date on which the Participant’s or Former Participant’s Normal Annual Pension commences to be paid.

The actuarial increase shall not be less than the Actuarial Equivalent of the Participant’s Normal Annual Pension that would have been payable as of the April 1 following the calendar year in which the Participant attained age 70½; plus the Actuarial Equivalent of any additional benefits accrued by the Participant after that date; reduced by the Actuarial Equivalent of any distribution made with respect to the Participant’s retirement benefits after that date. The Annuity Starting Date of such Participant shall be deemed to occur when benefits commence to be paid to the Participant.

4.9A        Minimum Distribution Requirements.  Notwithstanding anything in this Section 4.9A to the contrary, this Section 4.9A is not intended to defer the timing of distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan.

(a)           Participants and Beneficiaries shall be subject to the following minimum distribution requirements for distributions being paid for calendar years beginning on or after January 1, 2003:

(1)           General Rules.

(A)          Precedence. The requirements of this subsection (1) will take precedence over any inconsistent provisions of the Plan.

(B)           Requirements of Treasury Regulations Incorporated. All distributions required under this subsection (1) will be determined and made in accordance with the Treas. Reg. under section 401(a)(9) of the Code.

(C)           TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this subsection (1), other than this subparagraph (C), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(2)           Time and Manner of Distribution.

(A)          Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(B)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(I)            If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(II)           If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(III)         If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(IV)         If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subparagraph (B), other than clause (I) herein, will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (2) and paragraph (5), distributions are considered to begin on the Participant’s required beginning date (or, if clause (IV) herein applies, the date distributions are required to begin to the surviving Spouse under clause (I) herein). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under clause (I) herein), the date distributions are considered to begin is the date distributions actually commenced.

(C)           Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with paragraphs (3), (4) and (5) of this subsection (a). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(3)           Determination of Amount to be Distributed Each Year.

(A)          General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(I)            The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(II)           The distribution period will be over a life (or lives) or over a period certain not longer than the period described in paragraphs (4) or (5);

(III)         Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted; and

(IV)         Payments will either be nonincreasing or increase only as follows:

(i)            By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(ii)           To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in paragraph (4) dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p) of the Code;

(iii)          To provide cash refunds of employee contributions upon the Participant’s death; or

(iv)          To pay increased benefits that result from a Plan amendment.

(B)           Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subparagraphs (2) (A) or (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

(C)           Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(4)                           Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(A)          Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated Beneficiary after the Participant’s death, must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Treas. Reg. section 1.401(a)(9)-6. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(B)           Period Certain Annuities. Unless the Participant’s Spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9 for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s Spouse is the Participant’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this subparagraph (B), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the annuity starting date.

(5)           Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(A)          Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in subparagraphs (2)(A) or (B), over the life of the designated Beneficiary or over a period certain not exceeding:

(I)            Unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(II)           If the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(B)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions to the surviving spouse begin, this paragraph (5)

will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subparagraph (2)(A).

(6)           Definitions.

(A)          Designated Beneficiary. The individual who is designated as the Beneficiary under Section 4.6 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Code and Treas. Reg. section 1.401(a)(9)-1, Q&A-4.

(B)           Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to paragraph (2).

(C)           Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9.

(D)          Required beginning date. The date specified in Section 4.9 of the Plan.

(b)           If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in paragraphs 2(A) and (B) of this Section , but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant, but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. This election will apply to cash-out amounts payable under Section 4.11 and to any lump sum death benefit payable under Section 13.5 of the Plan.

(c)           Notwithstanding anything in the Plan to the contrary, effective with respect to distributions made under the Plan for calendar years beginning on or after January 1, 2006, the form and the timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.  The Plan shall apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations under section 401(a)(9) that were published on April 17, 2002 and June 15, 2004, as set forth in Treas. Reg. § 1.401(a)(9)-2 through 1.401(a)(9)-9.

4.10         Restrictions on Death Distributions. Distributions pursuant to the death of a Participant or Former Participant shall be distributed no later than December 31 of the calendar year in which occurs the fifth anniversary of the Participant’s or Former Participant’s death. However, if such distribution had already commenced in the form of payments over a period permitted by Section 4.5, the remaining benefits may be distributed over such period.

The first sentence of the preceding paragraph shall not apply if either condition of (a) or (b) as set forth below are satisfied:

(a)           If the Participant’s or Former Participant’s designated Beneficiary is the Surviving Spouse of such Participant or Former Participant, such distribution shall not be required to begin prior to the later of (i) December 31 of the calendar year following the calendar year in which the Participant or Former Participant died, or (ii) December 31 of the calendar year in which the Participant or Former Participant would have attained age 70½, and at such time may be distributed over the life of such Spouse (if the Surviving Spouse dies prior to commencement of distributions to such Spouse, then this subsection (a) shall be applied as if the Surviving Spouse were the Participant or Former Participant);

(b)           If the Participant’s or Former Participant’s distribution, or any portion thereof, is payable to a designated Beneficiary, such distribution or portion thereof may be distributed in accordance with regulations over the life of such designated Beneficiary if such distribution or portion thereof begins not later than December 31 of the calendar year in which occurs the first anniversary of the Participant’s or Former Participant’s death. For purposes of subsections (a) and (b), life expectancy shall be calculated in accordance with the provisions of section 72 of the Code.

Any amount payable to a child pursuant to the death of a Participant or Former Participant shall be treated as if it were payable to the Participant’s or Former Participant’s

Surviving Spouse if such amount would become payable to the Surviving Spouse upon such child reaching majority (or other designated event permitted by regulations).

4.11         Cash-Out of Small Benefits.

(a)           Notwithstanding any other provision of the Plan, for distributions made on or after March 28, 2005, if the Actuarial Equivalent value of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant does not exceed $1,000, such benefit shall be paid in a single sum as soon as practicable after the Participant’s Termination.  A distribution pursuant to this subsection (a) shall not require the consent of the Participant or the consent of his Spouse.

(b) For distributions made on or after March 28, 2005, a Participant who Terminates for any reason other than on account of death shall be eligible for a voluntary single sum payment of the Actuarial Equivalent of his vested Accrued Annual Pension or Normal Annual Pension under the Plan as set forth in this subsection (b).  If the Actuarial Equivalent value of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant is more than $1,000, but equal to or less than $5,000, determined as of the Participant’s date of Termination, the Participant shall be eligible to elect to receive payment of his vested Accrued Annual Pension or Normal Annual Pension in a single sum as settlement of all liabilities of the Plan in connection with the Participant in accordance with this Section 4.11(b), provided that such payment is made no later than the last day of the Plan Year following the Plan Year in which the Participant’s Termination occurred.

(c)           For distributions made on or after March 28, 2005, notwithstanding any other provision of this Article IV, the Actuarial Equivalent value of the Spouse’s death benefit payable to the Spouse of a Participant or Former Participant pursuant to Section 4.7 shall be distributed to such Spouse as soon as practicable following the Participant’s or Former Participant’s death if such Actuarial Equivalent value is $5,000 or less.

(d)           Notwithstanding any other provision of the Plan, if a Participant has attained his Normal Retirement Age and the Actuarial Equivalent value of the vested

Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant does not exceed $5,000, such vested benefit shall be paid in a single sum as soon as administratively practicable following the later of the Participant’s Termination or attainment of Normal Retirement Age.  A distribution pursuant to this subsection (d) shall not require the consent of the Participant or the consent of his Spouse.

(e)           A Participant who has a zero vested interest in his Accrued Annual Pension shall be deemed to have received a distribution of his Accrued Annual Pension immediately upon his Termination of employment.

4.12         Rollovers from the Plan.  A Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee, in a Direct Rollover.

Effective January 1, 2010, any distribution of benefits to the beneficiary of a deceased Participant who is not the surviving spouse of the Participant may be transferred in a direct trustee-to-trustee transfer to an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving such distribution and which will be treated as an inherited IRA pursuant to the provisions of section 402(c)(11) of the Code, if such distribution otherwise meets the requirements set forth in subsection (b) above.  Such direct rollover of a distribution by a nonspouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of section 402(c) of the Code.  Eligible retirement plan shall include an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving a distribution that is rolled over from a nonspouse Distributee, but only if the conditions set forth herein above are satisfied.  Distributee shall include a nonspouse beneficiary, but only if the conditions set forth above are satisfied.

Effective January 1, 2008, a “qualified rollover contribution” as described in section 408A(e) of the Code may be made from the Plan to a Roth IRA in a Direct Rollover subject to the rules and provisions set forth in section 408A(e) of the Code and any regulations issued thereunder.

4.13         Payments to an Alternate Payee.

(a)           Payments to an Alternate Payee pursuant to a qualified domestic relations order under section 414(p) of the Code shall not be made prior to the date that the Participant or Former Participant has reached or would have reached his earliest retirement date under the Plan, except for any small payments provided under subsection (b).

(b)           In the event that the Actuarial Equivalent single sum value of the benefit payable to an Alternate Payee pursuant to a qualified domestic relations order under section 414(p) of the Code does not exceed $5,000, such amount shall be paid to such Alternate Payee in a single sum as soon as practicable following the Administrative Committee’s receipt of the order and verification of its status as a qualified domestic relations order under section 414(p) of the Code.

4.14         Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with section 414(u) of the Code.

Article V. Vesting

5.1           Vesting Schedule. A Participant’s right to a Normal Annual Pension or an Accrued Annual Pension shall be fully vested and nonforfeitable if he is living and employed by the Employer or an Affiliate on his Normal Retirement Age. Prior thereto, the rights and interests of a Participant or Former Participant in and to his Accrued Annual Pension under the Plan shall become fully vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage	Forfeited Percentage
less than 5 years	0%	100%
5 years of more	100%	0%

Each Participant who is employed on December 31, 1996 shall be 100% vested in his Accrued Annual Pension, which he had accrued as of December 31, 1996.

5.2           Forfeitures. Notwithstanding Section 5.1, and except as otherwise provided under the Plan, a Participant’s or Former Participant’s rights and interests in the Plan, shall be forfeited, if prior to full vesting under Section 5.1, he dies before Normal Retirement Date or actual retirement date, whichever is later. All forfeitures shall occur immediately upon Termination of employment and shall not be used to increase the benefits of any Participant.

5.3           Reemployment.

(a)           Upon the reemployment of a Participant who was vested when he Terminated employment, his Years of Service and Years of Credited Service shall be reinstated as of his date of reemployment.

(b)           Upon the reemployment of a Participant or Employee who was not vested when he Terminated employment, his Years of Service and Years of Credited Service shall be reinstated as of his date of reemployment unless the number of his consecutive One-Year Breaks in Service equals or exceeds the greater of five years or the number of his Years of Service with which he was credited prior to such consecutive One-Year Breaks in Service.

Article VI. Funding

6.1           Contributions by Employer. The Employer shall contribute to the Fund on account of each Plan Year an aggregate amount, in cash or other property, determined pursuant to a funding method and actuarial assumptions, which shall be selected by the Administrative Committee, and which shall be, in the opinion of an Actuary who shall be appointed by the Administrative Committee, designed to fund the Plan’s benefits on a sound actuarial basis. Such amount shall also be sufficient to satisfy the Plan’s “minimum funding standard” within the meaning of the Code for that Plan Year. The Employer’s contribution for each Plan Year shall be made no later than the time permitted under the Code and regulations promulgated by the Secretary of the Treasury.

6.2           Insurance. The Employer may enter into a contract or contracts with an insurance company, qualified to perform services under the laws of more than one state, which shall become part of this Plan, for purposes of providing the benefits and funding the Plan.

6.3           Investment Policies. The investment policies of the Plan shall be established and may be changed at any time by the Administrative Committee, which shall thereupon communicate such policies to any persons having authority to manage the Plan’s assets. The Investment Manager shall have the authority to invest in any collective investment fund maintained exclusively for the investment of assets of exempt, qualified employee benefit trusts. The assets so invested shall be subject to all the provisions of the instrument establishing such collective investment fund, as amended from time to time, which is hereby incorporated herein by reference and deemed to be an integral part of the Plan and corresponding Trust.

The Administrative Committee, whose membership is to be determined by the Board, is the named fiduciary to act on behalf of the Company in the management and control of the Plan assets and to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. The Administrative Committee shall carry out the Company’s responsibility and authority:

(a)           To appoint as such term is defined in Section 3(38) of ERISA, one or more persons to serve as Investment Manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

(b)           To allocate the responsibilities and authority being carried out by the Administrative Committee among the members of the Administrative Committee.

(c)           To take any action appropriate to assure that the Plan assets are invested for the exclusive purpose of providing benefits to Participant and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.

(d)           To establish any rules it deems necessary. The Administrative Committee including each member and former member to whom duties and responsibilities have been allocated, shall be indemnified and held harmless by the Employer with respect to any breach of alleged responsibilities performed or to be performed hereunder.

Article VII. Amendment And Termination

7.1           Amendments Generally. The Company, by action of the Board of Directors or to the extent indicated under Section 8.2, by the Administrative Committee, reserves the right to make from time to time any amendment or amendments to this Plan or Trust Agreement that do not cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or Former Participants.

Except as may be permitted by ERISA or the Code, no amendment to the Plan shall decrease a Participant’s or Former Participant’s accrued benefits or eliminate an optional form of benefit as those terms are defined in the Code.

7.2           Amendments to Vesting Schedule. Any future amendment to the Plan which alters the vesting schedule set forth in Section 5.1 or which affects a Participant’s nonforfeitable percentage in and to his rights and interests in benefits provided by Employer contributions shall be deemed to include the following terms:

(a)           The vested percentage of a Participant applicable to his Accrued Annual Pension under the Plan determined as of the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced unless the amendment is for purposes of conforming the Plan to requirements of the Code, or any other applicable law; and

(b)           A Participant with at least three Years of Service on the later of the adoption or effective date of any amendment to the Plan may elect to have his nonforfeitable interest computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of date on which the amendment was adopted, the amendment was effective or the Participant was issued written notice of such amendment by the Administrative Committee.

7.3           Termination, Discontinuance of Contributions or Curtailment. Subject to the provisions of Title IV of ERISA, the Plan may be terminated or curtailed, or the Employer’s obligation to contribute to the Fund may be discontinued, in whole or in part, at any time without the consent of any other person by action of the Board of Directors.

7.4           Distributions on Termination. In the event that the Plan is completely or partially terminated, the rights of all affected, actively employed Participants to their Accrued Annual Pensions to the date of such termination shall become fully vested and nonforfeitable only to the extent funded. The assets of the Plan available to provide benefits shall be allocated among the persons who are entitled or who may become entitled to benefits under the Plan, subject to and in the manner prescribed by the applicable provisions of Title IV of ERISA. Any other provision of the Plan to the contrary notwithstanding, if there remain any assets of the Plan after all liabilities of the Plan to Participants or Former Participants and their Beneficiaries have been satisfied or provided for, such residual assets shall thereupon be distributed to the Employer subject to and in accordance with Title IV of ERISA.

7.5           Action by Company. Any action by the Company under the Plan shall be by a duly adopted resolution of the Board of Directors or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action.

Article VIII. Administration

8.1           Duties and Responsibilities of Fiduciaries; Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer, shall have the sole responsibility for making the contributions provided for under Section 6.1. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the Administrative Committee and, except as provided in Section 8.2, to amend or terminate, in whole or in part, this Plan or the Trust. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Administrative Committee also shall have the right to appoint and remove any Investment Manager which may be provided for under the Trust and to designate investment and funding policies under which the Trustee and any Investment Manager shall act, which provisions are described in Section 6.3. Except as provided in the Trust agreement and within the scope of any funding and investment policies designated by the Administrative Committee the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Administrative Committee).

8.2           Allocation of Duties and Responsibilities. The Administrative Committee shall be appointed by the Board of Directors and shall have the sole responsibility for actual administration of the Plan, as delegated by the Board of Directors. The Administrative Committee may also adopt amendments to the Plan, which upon advice of counsel, it deems necessary or advisable to comply with ERISA or the Code, or any other applicable law, or to facilitate the administration of the Plan. The Administrative Committee may designate persons other than their members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in the written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him. All such instruments shall be attached to, and shall be made a part of, the Plan.

8.3           Administration and Interpretation. Subject to the limitations of the Plan, the Administrative Committee shall have complete authority and control regarding the administration and interpretation of the Plan and the transaction of its business, and shall, from time to time, establish such rules as may be necessary or advisable in connection therewith. To the extent permitted by law, all acts and determinations of the Administrative Committee, as to any disputed question or otherwise, shall be binding and conclusive upon Participants, retired Participants, Employees, Spouses, Beneficiaries and all other persons dealing with the Plan. The Administrative Committee may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee. All actions, decisions and interpretations of the Administrative Committee in administering the Plan shall be performed in a uniform and nondiscriminatory manner.

8.4           Expenses. The Employer shall pay all expenses authorized and incurred by the Administrative Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

8.5           Claims Procedure:

(a)           Filing of Claim. Any Participant, Former Participant or Beneficiary under the Plan (“Claimant”), may file a written claim for a Plan benefit with the Administrative Committee or with a person named by the Administrative Committee to receive claims under the Plan.

(b)           Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. The notice shall also include a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following receipt of an adverse benefit determination on review. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Administrative Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate. Such extension shall not extend to a date later than 120 days after receipt of the request for review of a claim.

(c)           Right of Review. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Administrative Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Administrative Committee provided, however, that such written request must be received by the Administrative Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty day requirement may be waived by the Administrative Committee in appropriate cases.

(d)           Decision on Review.

(i)            A decision shall be rendered by the Administrative Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.

(ii)           Notwithstanding subparagraph (i), if the Administrative Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant’s request for review will be acted upon at the specified time immediately following the receipt of the Claimant’s request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Administrative Committee’s receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Administrative Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The Administrative Committee shall notify the Claimant  of the benefit determination as soon as possible, but no later than five days after the benefit determination is made.

(iii)          Any decision by the Administrative Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based. The notice shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following receipt of an adverse benefit determination on review.

8.6           Records and Reports. The Administrative Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

8.7           Other Powers and Duties. The Administrative Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)           to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)           to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;

(c)           to prepare and distribute information explaining the Plan;

(d)           to receive from the Employer and from Participants, Former Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(e)           to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)            to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;

(g)           to appoint or employ advisors including legal and actuarial counsel to render advice with regard to any responsibility of the Administrative Committee under the Plan or to assist in the administration of the Plan;

(h)           to determine the status of qualified domestic relations orders under section 414(p) of the Code; and

(i)            To take any actions necessary to correct the Plan retroactively as may be necessary, including the exclusion of any employees who have been excluded inadvertently from participation in the Plan, the application of incorrect vesting, failures pertaining to sections 415(b) and 401(a)(17) of the Code and any other operational failure consistent with correction methodology set forth in IRS Rev. Proc. 2000-17 or any successor thereto.

The foregoing list of express duties is not intended to be either complete or conclusive, and the Administrative Committee shall, in addition, exercise such powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

Except as otherwise provided hereunder, the Administrative Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

8.8           Rules and Decisions. The Administrative Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Administrative Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Administrative Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

8.9           Authorization of Benefit Payments. The Administrative Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. Benefits under this Plan shall be paid only if the Administrative Committee, deems in its discretion, that the applicant is entitled to them.

8.10         Application and Forms for Benefits. The Administrative Committee may require a Participant, Former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Administrative Committee may rely upon all such information so furnished to it, including the Participant’s, Former Participant’s or Beneficiary’s current mailing address.

8.11         Facility of Payment. Whenever, in the Administrative Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or he may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

8.12         Indemnification. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the

Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

8.13         Resignation or Removal of the Administrative Committee. An Administrative Committee member may resign at any time by giving ten days’ written notice to the Employer and the Trustee. The Board of Directors may remove any member of the Administrative Committee by giving written notice to him and the Trustee. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Administrative Committee if no date is specified.

Article IX. Limitations On Contributions And Benefits

9.1           Determination by Internal Revenue Service. Contributions to the Trust Fund are conditioned specifically upon the initial qualification of the Plan under the Code and if the Plan does not so initially qualify, such contribution or part thereof shall be returned to the Employer within one year after such denial of initial qualification.

9.2           Conditional Contributions. To the extent permitted under ERISA and the Code, all contributions to the Plan are subject to the following conditions:

(a)           All contributions made to the Plan by the Employer shall be conditioned upon the deductibility of such contributions under the Code. To the extent that any such deduction is disallowed by the Internal Revenue Service, the Employer by action of the Administrative Committee shall have the right to demand and receive the return of the related contribution to the extent disallowed within one year after the disallowance of said deduction.

(b)           If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made.

9.3           Twenty-Five HCE Limitation.

(a)           Effective for Plan Years commencing on or after January 1, 1991, the annual payments made by the Plan to any Participant who is one of the 25 highest-paid Highly Compensated Employees, for any Plan Year (a “restricted Participant”) shall not exceed the “restricted amount”, subject to the provisions of subsections (b) and (c) below. For purposes of this Section 9.3, the “restricted amount” shall mean the excess of the accumulated amount of distributions made as of any year to a restricted Participant over the accumulated amount of the payments that would have been paid as of that year under a straight life annuity that is the Actuarial Equivalent of such individual’s Accrued Annual Pension under the Plan and all other benefits to which the restricted Participant is entitled under the Plan. The accumulated amount is the amount of a payment increased by a reasonable amount of interest from the date a payment was made (or would have been made) until the date of the determination of the restricted amount.

(b)           The restrictions set forth in the foregoing subsection (a) shall not apply if any of the following conditions apply:

(1)           The value of the benefits payable to or on behalf of the restricted Participant is less than one percent (1%) of the value of current liabilities of the Plan before the distribution;

(2)           After taking into account payment to or on behalf of the restricted Participant of all benefits payable to or on behalf of that restricted Participant under the Plan, the value of Plan assets is not less than 110% of the value of current liabilities (as defined in section 412(l)(7) of the Code prior to January 1, 2008) and the funding target (as defined under section 430 of the Code for Plan Years beginning on or after January 1, 2008); or

(3)           The value of the benefits payable to or on behalf of the restricted Participant does not exceed the amount described in section 411(a)(11)(A) of the Code.

(c)           Notwithstanding the foregoing, the Plan may distribute amounts in excess of the restricted amount if the restricted Participant enters into an adequately secured written agreement with the Plan providing for the repayment of the restricted amount to the Plan to the extent necessary for the distribution of assets upon termination of the Plan to satisfy section 401(a)(4) of the and the regulations thereunder. A restricted Participant shall be permitted to secure the repayment of the restricted amount by any of the following methods:

(1)           By depositing in escrow with an acceptable depository promptly upon distribution of the restricted amount to the Participant, property having a fair market value equal to at least 125% of the restricted amount; provided, however, that (i) if the market value of any property that has been placed in escrow falls below 110% of the restricted amount, the Participant shall be obligated to deposit additional property to bring the value of the property held by the depository up to 125% of the restricted amount, (ii) that the Participant shall be entitled to receive any income from the property placed in escrow, subject to the obligation to maintain the value of the property as described above, and (iii) that the Participant may receive amounts in the escrow account in excess of 125% of the restricted amount;

(2)           By posting a bond equal to at least 100% of the restricted amount, which bond must be provided by an insurance company, bonding company or other surety approved by the United States Treasury Department as an acceptable surety for federal bonds; or

(3)           By obtaining a bank letter of credit in an amount equal to at least 100% of the restricted amount.

The Employer, in lieu of the Participant, may provide the collateral, pay the costs, and/or pay the premiums associated with any of the security arrangements set forth above, and shall be permitted to indemnify the depository, insurance company, bonding company, surety, or bank, as applicable, on behalf of the Participant.

The restricted Participant shall agree that the depository may not redeliver to the restricted Participant (or to the Employer, if applicable), any property held under an escrow agreement (other than amounts in excess of 125% of the restricted amount then in effect), and a surety or bank may not release any liability on a bond or letter of credit (other than liability in excess of 100% of the restricted amount then in effect), unless the Administrative Committee certifies to the depository, surety or bank, as applicable, that the Participant is no longer a restricted Participant or is no longer obligated to repay an amount under the repayment agreement due to any of the following events: (i) the value of Plan assets equals or exceeds 110% of the value of the Plan’s current liabilities; (ii) the value of the Participant’s future nonrestricted limit constitutes less than 1% of the value of the Plan’s current liabilities; or (iii) the value of the Participant’s future nonrestricted limit does not exceed $5,000; or (iv) the Plan has terminated and the benefit received by the Participant is nondiscriminatory under section 401(a)(4) of the Code. For purposes of this subsection 9.3(c), the term “nonrestricted limit” shall mean the payments that could have been distributed to the restricted Participant, commencing when distribution commenced to the restricted Participant, had the restricted Participant received payments in the form of a straight life annuity that is the Actuarial Equivalent of the Accrued Annual Pension and other benefits to which the restricted Participant is entitled under the Plan. Such a certification by the Administrative Committee as described herein shall terminate the repayment agreement between the Participant and the Plan.

9.4           General Limitation on Benefits. In addition to the limitations possibly applicable by reason of Section 9.3, and any other provision of the Plan to the contrary notwithstanding, the annual benefit payable to any Participant or Former Participant shall not exceed the limitations imposed by section 415 of the Code. The provisions of section 415 of the Code are incorporated into this Plan by reference. For Limitation Years beginning prior to January 1, 2000, if a Participant’s participation in other plans maintained by the Employer or an Affiliate would result in a violation of the limitations of section 415 of the Code, the Participant’s benefit under this Plan shall be reduced to the extent necessary to satisfy section 415 of the Code.

Effective for the Limitation Year beginning January 1, 1995 with a final implementation date of January 1, 2000 (pursuant to Revenue Ruling 98-1), the provisions of section 415 of the Code, as amended by the Retirement Protection Act of 1994 and further amended by the Small Business Job Protection Act of 1996, are incorporated herein by reference.

For purposes of applying the limitations of section 415 of the Code and regulations thereunder, compensation shall be determined in accordance with Treas. Reg. sections 1.415-2(d)(1), (2), (3), (4) and (6).

For Limitation Years beginning on and after January 1, 1998, for purposes of applying the limitations described in this section 9.4, compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Participant by reason of section 132(f)(4) of the Code.

For purposes of the definition of Compensation, amounts under section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

9.4A        Post-EGTRRA Maximum Retirement Pension. This Section 9.4A shall be effective for Limitation Years beginning after December 31, 2001.

(a)           Effect on Participants. For Limitation Years ending after December 31, 2001, benefit increases resulting from the increase in the limitations of section

415(b) of the Code will be provided to all Participants who have an Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.

(b)           Definitions.

(1)           Defined benefit dollar limitation. The “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) of the Code will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.

(2)           Maximum permissible benefit. The “maximum permissible benefit” is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below).

(A)          If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 Years of Service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of Years (or part thereof) of Service with the Employer and (ii) the denominator of which is 10.

(B)           If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using (A) an interest rate of 7 1/2%; and (B) the applicable mortality table described in paragraph (c) under the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent” in Section 2.1; and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using (A) a 5% interest rate; and (B) the applicable mortality table as defined in Section 2.1, paragraph (e) of the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent” under the heading “Mortality Table for 415 and 417(e) Purposes For Annuity Starting Dates On Or After December 31, 2002”, or the applicable mortality table under section 417(e)(3) of the Code and Treas. Reg. Section 1.417(e)-1T(d)(2) (as set forth in paragraph (b) of the definition of “Actuarial Equivalence”) for Annuity Starting Dates prior to December 31, 2002. Any decrease in the defined benefit dollar limitation determined in accordance with this subparagraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(C)           If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using (A) an interest rate of 7½%; and (B) UP 1984 Table of Mortality; and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using (A) a 5% interest rate assumption; and (B) the applicable mortality table as defined in Section 2.1, paragraph (e) of the definition of “Actuarial Equivalence” under the heading “Mortality Table for 415 and 417(e) Purposes For Annuity Starting Dates On Or After December 31, 2002”, or the applicable mortality table under section 417(e)(3) of the Code and Treas. Reg. Section 1.417(e)-1T(d)(2) (as set forth in paragraph (b) of the definition of “Actuarial Equivalence”) for Annuity Starting Dates prior to December 31, 2002. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

9.4B        Maximum Annual Retirement Allowance for Limitation Years beginning on or after July 1, 2007.  Except as otherwise provided below, the provisions of this Section shall be effective as of the first Limitation Year beginning on or after July 1, 2007.  The limitations, adjustments and other requirements prescribed herein shall at all times comply with the provisions of section 415 of the Code and the final regulations thereunder, the terms of which are specifically incorporated herein by reference.

(a)           Notwithstanding anything in the Plan to the contrary, in no event shall the combined Annual Benefit payable with respect to a Participant on a single life basis under this or any other defined benefit plan maintained by the Employer or any Affiliate under which the Participant is covered as a participant exceed the lesser of: (1) $160,000 (or such other figure determined in accordance with the cost of living adjustment procedure under section 415(d) of the Code and Treas. Reg. Section 1.415(d)-1(a), but only for the year in which such adjustment is effective); and (2) 100% of the Participant’s average annual Compensation during the three consecutive years (as adjusted pursuant to section 415(d) of the Code and Treas. Reg. sections 1.415(d)-1(a) and 1.415(b)-1(a)) in which the Participant received the greatest amount of Compensation.  The Plan may use any 12-month period to determine a year of service, provided that such period is determined consistently and applied uniformly to all Participants. Such 12 month period shall be the Plan Year.   For a Participant who is employed by the Employer for fewer than three consecutive years, the period of the Participant’s high three years of service is the actual number of consecutive years of service (including fractions of a year, but not less than one year).  With respect to a Participant who incurs a break in service and is rehired by the Employer, the Participant’s high three years of service shall be calculated by excluding all years for which the Participant performs no services for and receives no Compensation from the Employer maintaining the Plan and by bridging the years of service before and after the break in service and treating such years as if they were consecutive.

(b)           Notwithstanding subsection (a) of this Section, benefits up to $10,000 for a Limitation Year may be paid without regard to the 100% of Compensation limitation if the total retirement benefits payable to a Participant under all defined benefit plans maintained by the Employer and any Affiliate for the present and any prior Limitation Year do not exceed $10,000 and the Employer (or a predecessor employer) and any Affiliate has not at any time maintained a defined contribution plan in which the Participant was covered.  For purposes of determining the $10,000 amount, the benefit payable with respect to the Participant under a plan for a Limitation Year reflects all amounts payable under the plan for the Limitation

Year (except as otherwise provided in Treas. Reg. Section 1.415(d)-1) and are not adjusted for form of benefit or commencement date.

(c)                                  If a Participant has multiple Annuity Starting Dates, the limitations of section 415 of the Code and the regulations thereunder must be met separately as of each of Annuity Starting Date taking into account the benefits that have been or will be provided as of each Annuity Starting Date.

(d)                                 If a Participant’s Annual Benefit (or a retirement benefit to which the Participant is entitled under any other defined benefit plan maintained by the Employer or any Affiliate) is payable in a form other than a single life annuity or qualified joint and survivor annuity, the Annual Benefit shall be converted to a single life annuity using the interest rate and mortality assumptions specified in the Plan for Actuarial Equivalence for the particular form of benefit payable.  The single life annuity, which has been so determined shall be compared to the single life annuity that has the same actuarial present value as the form of benefit payable to the Participant, computed using a 5 percent interest rate assumption (or for any form of benefit subject to section 417(e)(3) of the Code, the Applicable Interest Rate and the Applicable Mortality Table.  The greater of these two amounts shall be the applicable limit for the Annual Benefit payable in a form other than a single life annuity or qualified joint and survivor annuity. Notwithstanding the foregoing, the following shall not be taken into account: any ancillary benefit that is not related to retirement income benefits; and the survivor annuity provided under the portion of any annuity that constitutes a qualified joint and survivor annuity (as defined in section 417(b) of the Code).

(i)                                     For purposes of the adjustment set forth above, for the Plan Years commencing on January 1, 2004 and January 1, 2005, for any form of benefit subject to section 417(e)(3) of the Code, for purposes of the adjustment set forth in this subsection (d), the Applicable Interest Rate above shall not be less than 5.5%.

(ii)                                  For Plan Years beginning on or after January 1, 2006, for any form of benefit subject to section 417(e)(3) of the Code, for purposes of the adjustment set forth in this subsection (d), the interest rate shall not be less than the greatest of 5.5%, the rate specified in the Plan or the rate that produces a benefit of not more than 105% of the benefit that would be produced using the Applicable Interest Rate.

(e)                                  If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an Annual Benefit payable in the form of a single life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above if applicable).  The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (1) the actuarial equivalent at such age of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table as defined in section 415(b)(2)(E)(v) of the Code; and (2) the amount determined by multiplying the defined benefit dollar limitation by the ratio of the annual amount of the single life annuity beginning at such earlier age (computed using the interest rate and mortality table or other tabular factor specified for early retirement benefits under the Plan) to the annual amount of the single life annuity under the Plan commencing at age 62 (with both such amounts determined without application of the rules of section 415 of the Code).

Any decrease in the defined benefit dollar limitation determined in accordance with this subsection (e) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant.  If any benefits are forfeited upon death, the full mortality decrement is taken into account.  No forfeiture shall be deemed to occur, if the Plan provides a qualified pre-retirement survivor annuity and does not charge the Participant for such coverage.

(f)                                    If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is an Annual Benefit payable in the form of a single life annuity beginning at the later age determined as the lesser of (1) the actuarial equivalent at such age of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table as defined in section 415(b)(2)(E)(v) of the Code; and (2) the amount determined by multiplying the defined benefit dollar limitation by the ratio of (A) the annual amount of the single life annuity beginning at such later age (computed using the interest rate and mortality assumptions for delayed retirement benefits under the Plan, if applicable) to (B) the annual amount of the single life annuity under the Plan commencing at age 65 (computed without using the interest rate and mortality assumptions for delayed retirement benefits under the Plan, if applicable) (with both such amounts in (A) and (B) determined without application of the rules of section 415 of the Code).  The amount of the Annual Benefit beginning at such later age is the annual amount of the benefit (determined without regard to section 415 of the Code) computed by disregarding the Participant’s accruals after age 65, but including actuarial adjustments even if such adjustments are applied to offset benefit accrual.

For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.  No forfeiture shall be deemed to occur if the Plan provides a qualified pre-retirement survivor annuity and does not charge the Participant for such coverage.

(g)                                 If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10.  In the case of a Participant who has fewer than 10 years of service with the Employer, the defined benefit compensation limitation and the $10,000 minimum benefit shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the Employer and the denominator of which is 10.  Years of service and years of participation shall be determined in accordance with Treas. Reg. sections 1.415(b)-1(g)(1)(ii) and (g)(2)(ii).

(h)                                 The Annual Benefit of a Participant who was a Participant in the Plan before the first Limitation Year that begins on or after July 1, 2007, shall not be reduced under any other provisions of this Section 4.09 to the extent that it does not exceed the Participant’s Annual Benefit accrued as of the end of the Limitation Year that ends immediately prior to the first Limitation Year that begins on or after July 1, 2007 and determined in accordance with the requirements of section 415 of the Code in effect on that date and provisions of the Plan that were both adopted and in effect before April 5, 2007.

The limitations stated herein for a Participant who has separated from service with a non-forfeitable right to an accrued benefit shall be adjusted annually as provided in section 415(d) of the Code pursuant to the regulations prescribed by the Secretary of the Treasury.

(i)                                     The following definitions apply for purposes of this Section 4.09:

(i)                                     “Affiliate” means with respect to any Employer (A) any corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as such company; (B) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such company is a member; (C) any trade or business that is under common control with such company, as determined under section 414(c) of the Code and (D) any other entity which is required to be aggregated with the Employer under section 414(o) of the Code, but with “more than 50%” substituted for the phrase “at least 80%” in section 1563(a)(1) of the Code, when applying sections 414(b) and 414(c) of the Code and in the regulations under section 414(c) (except for purposes of determining whether two or more organizations are a brother-sister group under common control under the rules of Treas. Reg. section 1.414(c)-2(c)).

(ii)                                  “Annual Benefit” means a retirement benefit which is payable annually in the form of a straight life annuity with no ancillary benefits and determined without regard to any rollover contributions or contributions made by a Participant.  If the benefit under the Plan is payable in any other form (other than a qualified joint and survivor annuity), the annual benefit shall be adjusted to the equivalent of a straight life annuity as set forth herein.  The annual limitation applicable to rollover contributions, contributions made by a Participant and any transferred contributions shall be determined in accordance with Treas. Reg. section 1.415(b)-1(b)(2).

(ii)                                  “Applicable Interest Rate” means the interest rate described in subsection (b) of the second paragraph of Section 2.1(d) under the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent.”

(iii)                               “Applicable Mortality Table” means the mortality table described in Section 2.1(e) under the definition of “Actuarial Equivalent(ce) or Actuarially Equivalent.”

(iv)                              “Compensation” means compensation as defined in Treas. Reg. section 1.415(c)-2(b) and including those items specified in Treas. Reg. sections 1.415(c)-2(e)(2), 1.415(c)-2(e)(3)(iii), 1.415(c)-2(e)(4) and 1.415(c)-2(g)(5) and (g)(6).  Compensation

shall not reflect compensation for a year that is in excess of the limitation under section 401(a)(17) of the Code that applies to that year.  Effective January 1, 2009, Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with sections 3401(h) and 414(u)(12) of the Code.

(v)                                 “Limitation Year” means the Plan Year.

9.5                                 Suspension of Benefits on Reemployment.

(a)                                  In the event that any person receiving benefits under the Plan by reason of retirement is reemployed by the Employer, the Plan shall suspend the payment of benefits as of the first day of the month following the first month in which an Eligible Employee receives payment from the Employer for at least 80 Hours of Service performed during a calendar month during such person’s reemployment;

(b)                                 Benefits suspended hereunder shall resume as of the first day of the third month commencing after the earlier of the day the reemployed person Terminates employment with the Employer or, if such person is an Eligible Employee, receives payment from the Employer for any Hours of Service performed for fewer than 80 Hours of Service during a calendar month in such reemployed status;

(c)                                  Any person whose benefits are suspended under this Section shall be entitled to receive a pension on subsequent retirement or Termination that is not less than the pension received as of the date of suspension hereunder. The person’s resumed pension shall be determined on the basis of the Participant’s Compensation and Years of Credited Service before the suspension hereunder and Compensation and Years of Credited Service after his reemployment, reduced however, by the value of any pension benefits paid to him previously either (i) prior to his Normal Retirement Date; or (ii) while reemployed by the Employer under circumstances in which his benefits should have been suspended under paragraph (a), but were not.

(d)                                 Any Participant whose benefits are suspended pursuant to the foregoing shall be notified in writing of the suspension by personal delivery or first class mail during the first calendar month or payroll period in which benefits are suspended.

(e)                                  The Annuity Starting Date with respect to a Participant who is reemployed after commencement of his benefits at Normal Retirement Date, shall be the date his benefits originally commenced for benefits accrued before and after the suspension.

(f)                                    The Annuity Starting Date with respect to a Participant who is reemployed after commencement of his benefits at Early Retirement Date shall be:

(1)                                  the date his benefits originally commenced with respect to the benefits accrued prior to the suspension; and

(2)                                  with respect to the benefits he accrued after his reemployment (if any), and the suspension of his original benefit payments hereunder, the date such subsequent accruals commence to be paid. The provisions of Section 4.6(d) of the Plan shall apply to such subsequent accruals as a second Annuity Starting Date.

9.6                                 Limitation on Benefits Based on Funding Status.

(a)                                  Funding Based Benefit Restrictions.  Notwithstanding any other provision of the Plan, no benefit shall accrue or be paid under the Plan, and no amendment increasing liability for benefits shall take effect, to the extent prohibited by the funding-based limits in Code section 436 (or any successor provision thereto) and, effective as of January 1, 2010, the final Regulations issued thereunder.  The limits imposed by section 436 of the Code and the final Regulations issued thereunder on (1) Plan amendments, (2) accelerated benefit payments, (3) benefit accruals, and (4) unpredictable contingent event benefits are set forth below.  The limitations of section 436(b) of the Code and the final Regulations issued thereunder shall be applied on a Participant by Participant and Beneficiary by Beneficiary basis.  The Administrator shall provide notification to affected Participants and Beneficiaries, as applicable, in accordance with the requirements of Section 1.436-1(a)(6) of the Regulations if the Plan becomes subject to the restrictions of section 436(b), (d), or (e) of the Code.

The Plan shall not restore any benefits that did not accrue (by reason of a cessation of accruals or failure of an amendment to take effect), and shall not make any payment in lieu of any benefits that are not paid, by reason of the limitations imposed by section 436 of the Code and the final Regulations issued thereunder as described in this Section 9.6, unless otherwise provided in subsections (b), (e), or (g) below or required by law.

This Section 9.6 is intended to comply with the requirements of section 436 of the Code and, effective January 1, 2010, the final Regulations issued thereunder.  If there is any discrepancy or ambiguity between this Section 9.6 and Section 436 of the Code or the final regulations issued thereunder, section 436 or the Code and the final Regulations shall control.  This Section 9.6 shall not be construed in a manner that would impose limitations that are more stringent than those required by section 436 of the Code and the final Regulations issued thereunder.

(b)                                 Limits on Plan Amendments.  No amendment to the Plan which would increase the Plan’s liabilities by increasing benefits, establishing new benefits, or changing the rate of benefit accrual or vesting of benefits shall take effect during a Plan Year if the Plan’s AFTAP for such Plan Year is less than 80% or would be less than 80% if the Plan amendment were taken into account.  However, this subsection (b) shall not apply to any amendment that (1) implements a mandatory change in the vesting requirements applicable to the Plan under the Code or ERISA, (2) provides for a benefit increase under a formula that is not compensation-based and the rate of such increase does not exceed the contemporaneous increase in average wages for Participants covered by the amendment (provided that the limit described in subsection (c) below does not also apply), or (3) is excepted under guidance issued by the Commissioner of Internal Revenue.  If any Plan amendment cannot take effect during the Plan Year it would otherwise have become effective by reason of the limit described in this subsection (b), then such amendment, if previously adopted, shall be treated as if it were never adopted unless the amendment specifically provides otherwise; provided, however, that if the Plan amendment does not go into effect for a Plan Year because of application of a presumed AFTAP determined under section 436(h) of the Code and Treas. Reg. section 1.436-1(h), then the Plan amendment must go into effect for the Plan Year if it would be permitted under the rules of section 436 of the Code based on a certified AFTAP for the Plan Year which takes into account the increase in the funding target attainment percentage attributable to the Plan amendment, unless the Plan amendment provides otherwise.

(c)                                  Limits on Accelerated Benefit Payments.  If the Plan’s AFTAP for a Plan Year is less than 80%, the following limits on accelerated benefit payments shall apply:

(1)                                  Partial Limit If AFTAP Equals or Exceeds 60% But Is Less Than 80%.  Subject to (3) below, if the Plan’s AFTAP for a Plan Year is at least 60% but is less than 80%, a Participant or Beneficiary may not elect an optional benefit form that includes a Prohibited Payment, and the Plan shall not make a Prohibited Payment, with an Annuity Starting Date on or after the Section 436 Measurement Date as of which the limit described in this subsection (c)(1) begins to apply and before the Section 436 Measurement Date as of which it ceases to apply, unless the present value (determined using the Plan’s factors for lump sum payments) of the portion of the benefit that is being paid in a Prohibited Payment does not exceed the lesser of:

(i)                                     50% of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or

(ii)                                  100% of the present value of the maximum guaranteed benefit applicable to the Participant under Section 4022 of ERISA for the year in which the Annuity Starting Date occurs.

For purposes of this paragraph (1), the portion of the benefit that is being paid in a Prohibited Payment is deemed to be the excess of each payment over the smallest payment during the Participant’s lifetime under the optional form of benefit (treating a period after the Annuity Starting Date and during the Participant’s lifetime in which no payments are made as a payment of zero).

(2)                                  Full Limit If AFTAP Is Less Than 60% or Plan Sponsor is in Bankruptcy.

(i)                                     If the Plan’s AFTAP for a Plan Year is less than 60%, a Participant or Beneficiary may not elect an optional benefit form that includes a Prohibited Payment, and the Plan shall not make a Prohibited Payment, with an Annuity Starting Date on or after the Section 436 Measurement Date as of which the limit described in this subsection (c)(2) begins to apply and before the Section 436 Measurement Date as of which it ceases to apply.

(ii)                                  For any period in which the Company is a debtor in a case under Title 11 of the United States Code, or a similar federal or state law, a Participant or Beneficiary may not elect an optional benefit form that includes a Prohibited Payment, and the

Plan shall not make a Prohibited Payment, with an Annuity Starting Date during such period and before the date the actuary for the Plan certifies that the Plan’s AFTAP is not less than 100%.

(3)                                  Special Rules.

(i)                                     Only one Prohibited Payment may be made with respect to any Participant during any period of consecutive Plan Years during which the limits described in this subsection (c) apply.

(ii)                                  If an optional form of benefit that is otherwise available under the Plan is not available as of an Annuity Starting Date due to the limits described in this subsection (c), the Participant or Beneficiary may elect to bifurcate his benefit into unrestricted and restricted portions as described in Section 1.436-1(d)(3)(ii) of the Regulations.

(iii)                               Participants or Beneficiaries shall not be permitted to have a new Annuity Starting Date for which the form of payment previously elected may be modified with respect to a period of time during which the limitations of section 436 of the Code cease to apply and benefits shall continue to be paid in the normal or optional form of payment previously applied or elected even after the limits cease to apply.

(iv)                              If a Participant or Beneficiary requests a distribution in an optional form of payment that includes a Prohibited Payment not permitted to be currently paid, the Participant or Beneficiary retains the right to defer payment subject to the requirements of sections 411(a)(11) of the Code and Treas. Reg. section thereunder.

(v)                                 Benefits provided to a Participant and any Beneficiary (including an alternate payee) of such Participant are aggregated as described in Section 1.436-1(d)(3)(iv)(B) of the Regulations.

(vi)                              If the limits described in this subsection (c) apply as of a Section 436 Measurement Date, but the limits subsequently cease to apply to the Plan as of a later Section 436 Measurement Date, then the limits shall not apply to benefits with Annuity Starting Dates that occur on or after that later Section 436 Measurement Date.

(d)                                 Limits on Benefit Accruals.  If the Plan’s AFTAP for a Plan Year is less than 60%, all benefit accruals under the Plan shall cease as of the applicable Section

436 Measurement Date.  During any period that the Plan is required to cease accruals under this subsection (d) the Plan may not be amended to increase Plan liabilities by increasing benefits or providing new benefits.  If the limit described in this subsection (d) ceases to apply to the Plan, the limit does not apply to benefit accruals based on service on or after the Section 436 Measurement Date as of which the limit ceases to apply.  Notwithstanding the foregoing, pursuant to section 436(d)(4) of the Code, the funding-based limits on benefits and benefit accruals under section 436 of the Code and the final regulations thereunder shall not apply to the Plan, which was frozen as of December 31, 1996, with respect to any Plan Year for which no benefits accrue for any Participant.  This exception shall not apply for the Plan as of the date any benefit accruals recommence hereunder.

(e)                                  Limits on Unpredictable Contingent Event Benefits.  No Unpredictable Contingent Event Benefit shall be paid with respect to an unpredictable contingent event occurring during a Plan Year if the Plan’s AFTAP for the Plan Year is less than 60% or would be less than 60% taking into account any benefits that could be payable with respect to such event.  If any benefit does not become payable during the Plan Year by reason of the limit described in this subsection (e), the Plan is treated as if it does not provide for such benefit.  Notwithstanding the foregoing, if an Unpredictable Contingent Event Benefit is not paid for a Plan Year because of application of a presumed AFTAP determined under section 436(h) of the Code and Treas. Reg. section 1.436-1(h), then the Unpredictable Contingent Event Benefit must be paid if it would be permitted under the rules of section 436 of the Code based on a certified AFTAP for the Plan Year which takes into account the increase in the funding target attainment percentage attributable to the Unpredictable Contingent Event Benefit.

(f)                                    Plan Termination.  Any section 436 of the Code limitation in effect immediately prior to termination of the Plan shall continue to apply after such termination provided however, that the restriction of Section 436(d) of the Code shall not apply to a Prohibited Payment made to carry out the termination of the Plan in accordance with applicable law.

(g)                                 Avoidance of Limitations.  The Employer may use any method permitted under section 436 of the Code and the Regulations issued thereunder to avoid application of any limit described in this Section 9.6, including providing security in the form described in Treas. Reg. section 1.436-1(f)(3).  However, the Employer shall not be required (1) to make additional contributions, (2) to provide additional security to the Plan, or (3) to alter the method or timing of any actuarial valuation, in order to avoid the application of the funding-based limits described in this Section 9.6.

(h)                                 Definitions.

(1)                                  “AFTAP” means the “adjusted funding target attainment percentage” as defined in section 436(j) of the Code and Treas. Reg. section 1.436-1(j)(1); provided, however, that the “AFTAP” for Plan Years beginning on or after October 1, 2008 and before October 1, 2010, shall be adjusted pursuant to section 436(j)(3) of the Code for purposes of applying (i) the restrictions under Section 9.6(c) to a Social Security level income option, and (ii) the limit on benefit accruals under Section 9.6(d).  For any period during which the presumption under section 436(h) of the Code applies to the Plan, the limitations described in this Section 9.6 are applied as if the Plan’s AFTAP were the presumed AFTAP determined under section 436(h) of the Code and Treas. Reg. section 1.436-1(h).  If the presumption in the preceding sentence applies for any period, the AFTAP shall be recertified in accordance with the rules set forth in Section 1.436-1(f)(2)(ii)(C) of the Regulations for purposes of determining whether the restrictions set forth in this Section 9.6 continue to apply.  Notwithstanding the foregoing, the Plan’s AFTAP for purposes of Section 9.6(d) for the 2009 Plan Year shall be equal to the larger of the AFTAP for the 2009 Plan Year or the AFTAP for the 2008 Plan Year.

(2)                                  “Annuity Starting Date” means the “annuity starting date” as defined in Section 1.436-1(j)(2) of the Regulations.

(3)                                  “Prohibited Payment” means a “prohibited payment” as defined in section 436(d)(5) of the Code and Treas. Reg. section 1.436-1(j)(6) and generally includes: (i) any payment in excess of the monthly amount paid under a life annuity (plus any social security supplement described in the last sentence of section 411(a)(9) of the Code), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period a limitation under subsection (c) above is in effect; (ii) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; (iii) any transfer of assets and liabilities to another plan maintained by the

Employer or an Affiliated Employer that is made in order to avoid or terminate application of the limitations described in this Section 9.6, and (iv) any other payment specified by the Secretary of the Treasury.  However, such term shall not include a payment that may be immediately distributed without consent pursuant to section 411(a)(11) of the Code

(4)                                  “Section 436 Measurement Date” means the “section 436 measurement date” as defined in 1.436-1(j)(8) of the Regulations that is used to determine when the limitations described in this Section 9.6 apply or cease to apply.

(5)                                  “Unpredictable Contingent Event Benefit” means an “unpredictable contingent event benefit” as defined in section 436(b)(3) of the Code and Treas. Reg. section 1.436-1(j)(9).

Article X. Merger, Transfer Or Consolidation Of Plans

10.1                           Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors authorizes such merger, consolidation or transfer of assets.

Article XI. Miscellaneous

11.1                           Mandatory Commencement of Benefits. Notwithstanding any provision of this Plan to the contrary, payment of benefits under this Plan shall commence upon the written election of a Participant or Former Participant not later than sixty days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Date; (b) the tenth anniversary of the Plan Year in which the Participant commenced participation in the Plan; or (c) the Termination of the Participant’s service with the Employer.

11.2                           Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees with or without cause.

11.3                           Rights to Fund Assets. No Eligible Employee or Beneficiary shall have any right to, or interest in, any assets of the Fund upon Termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Eligible Employee out of the assets of the Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Fund.

11.4                           Nonalienation of Benefits. Except as may be permitted by law and except as may be required under certain judgments and settlements described in sections 401(a)(13)(C) and (D) of the Code; or as may be required or permitted by a qualified domestic relations order as defined in section 414(p) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

11.5                           Inability to Locate Payee. Each person entitled to receive benefits under the Plan shall be responsible for informing the Administrative Committee of his mailing address for purposes of receiving such benefits. If the Administrative Committee is unable to locate any person entitled to receive benefits under the Plan, such benefits shall not be forfeited but shall be carried as a contingent liability of the Plan and shall be payable when a proven and legitimate claim therefor has been submitted to the Administrative Committee.

11.6                           Death During Qualified Military Service.  Effective for deaths occurring on or after January 1, 2007, to the extent required by section 401(a)(37) of the Code and regulations or other guidance issued thereunder, the survivors of a Participant who dies while performing Qualified Military Service shall be eligible for any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) that would have been provided under the Plan if the Participant had resumed employment and immediately thereafter terminated employment due to death.

11.7                           Applicable Law. This Plan shall be construed, interpreted, administered and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded, only when required, by ERISA as in effect from time to time.

Article XII. Determination Of Top-Heavy Status

12.1                           General. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year, in which the Plan is Top-Heavy or Super Top-Heavy, as defined below, the provisions of this Article 12 shall apply, but only to the extent required by section 416 of the Code and the regulations thereunder.

12.2                           Top-Heavy Plan. This Plan shall be Top-Heavy and an Aggregation Group shall be Top-Heavy if as of the Determination Date for such Plan Year, the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Eligible Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accrued Benefits and Cumulative Accounts of those Participants who have not performed any service for the Employer during the five year period ending on the Determination Date, shall be disregarded.

(a)                                  If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is Top-Heavy and (ii) it is not included in a Permissive Aggregation Group that is not Top-Heavy.

(b)                                 If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

12.2A                 Modification of Top-Heavy Rules. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Section 12.2 of the Plan.

(a)                                  Determination of Top-Heavy Status.

(1)                                  Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(2)                                  Determination of Present Values and Amounts. This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(b)                                 Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(c)                                  Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(d)                                 Minimum benefits. For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

12.3                           Super Top-Heavy Plan. This Plan shall be Super Top-Heavy if it would be Top-Heavy under Section 12.2, but substituting 90% for 60%.

12.4                           Cumulative Accrued Benefits and Cumulative Accounts. The determination of the Cumulative Accrued Benefits and Cumulative Accounts under the Plan shall be made in accordance with section 416 of the Code and the regulations thereunder.

12.5                           Definitions.

(a)                                  “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

(b)                                 “Determination Date” means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegate.

(c)                                  “Group Employer” means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in section 414(b) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code), all affiliated service groups (as defined in section 414(m) of the Code) and any other affiliated entities (as provided in section 414(o) of the Code) of which the Employer is a part.

(d)                                 “Key Eligible Employee” means those individuals described in section 416(i)(1) of the Code and the regulations thereunder.

(e)                                  “Non-Key Eligible Employee” means those Eligible Employees who are not Key Eligible Employees and includes a former Key Eligible Employee.

(f)                                    “Permissive Aggregation Group” means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of section 401(a)(4) and 410 of the Code.

(g)                                 “Required Aggregation Group” means each plan of the Employer in which a Key Eligible Employee participates (in the Plan Year containing the Determination Date or any of the four preceding Plan Years) and each other plan which enables any plan in which a Key Eligible Employee participates during the period tested to meet the requirements of section 401(a)(4) or 410 of the Code. All employers aggregated under section 414(b), (c) or (m) of the Code are considered a single employer. The Required Aggregation Group shall include any terminated plan that covered a Key Eligible Employee and was maintained within the five year period ending on the Determination Date.

(h)                                 “Valuation Date” means the annual date on which Plan assets must be valued for purposes of determining the Plan’s assets and liabilities and the value of account balances maintained under any defined contribution plan of the Employer. The valuation date for purposes of the preceding sentence shall be the same valuation date for computing Plan costs for minimum funding.

12.6                           Minimum Annual Retirement Benefit.

(a)                                  Each Participant who is a Non-Key Eligible Employee will receive the greater of his Accrued Annual Pension as defined in Section 2.1 or a Minimum Annual Retirement Benefit (expressed as a life annuity commencing at Normal Retirement Date) equal to two percent of the Participant’s average compensation (as determined under any permissible definitions under section 415 of the Code and the regulations thereunder) but limited in amount under section 401(a)(17) of the Code for the five consecutive years for which the Participant had the highest aggregate compensation multiplied by the Participant’s Years of Credited Service with the Employer, up to a maximum of 20%.

(b)                                 For purposes of this Section 12.6, Years of Credited Service shall not include service if the Plan were not Top-Heavy for any Plan Year ending in such period of Years of Credited Service or Years of Credited Service completed in a Plan Year commencing before January 1, 1984. For purposes of this Section 12.6, compensation in years prior to January 1, 1984 and compensation in years after the close of the last Plan Year in which the Plan is Top-Heavy shall be disregarded.

(c)                                  A Minimum Annual Retirement Benefit shall not be provided under this Section 12.6 to the extent that the Participant is covered under any other plan or plans of the Group Employer and the Group Employer has provided that the minimum benefit requirements applicable to this Plan will be met by the other plan or plans.

(d)                                 A Participant who is a Non-Key Eligible Employee shall not fail to accrue a Minimum Annual Retirement Benefit because of (i) his level of Compensation or (ii) a failure to make mandatory Eligible Employee contributions.

12.7                           Vesting. A Participant who is credited with one Hour of Service in any Plan Year during which the Plan is Top-Heavy or Super Top-Heavy shall have a nonforfeitable interest in that portion of his Normal Annual Pension, Accrued Annual Pension or Minimum Annual Retirement Benefit attributable to participation during the Plan Year in which the Plan is Top-Heavy or Super Top-Heavy and all prior Plan Years in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage
less than 2 years	0
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

If the Plan ceases to be Top-Heavy in any Plan Year, the vesting provisions of Section 5.1 determined without regard to this Section 12.7, shall apply with respect to subsequent Plan Years, subject to Section 7.2(b).

12.8                           Defined Benefit and Defined Contribution Plans. For any Plan Year beginning prior to January 1, 2000 in which the Plan is Super Top-Heavy or for each Plan Year in which the Plan is Top-Heavy and the additional minimum benefits or contributions required by section 416(h) of the Code are not provided, the dollar limitations in the denominator of the defined benefit plan fraction and defined contribution plan fraction as defined in section 415(e) of the Code shall be multiplied by 100 percent rather than 125 percent. If the application of the provisions of this Section 12.8 would cause any Participant to exceed 1.0 for any Limitation Year as set forth in Section 9.4, then the application of this Section 12.8 shall be suspended as to such Participant until such time as he no longer exceeds 1.0. During the period of such suspension, there shall be no accruals for such Participant under this Plan and no Group Employer contributions, forfeitures or voluntary nondeductible contributions allocated to such Participant under any defined contribution plan of the Group Employer.

Article XIII. ERISA Transition Provisions

13.1                           Scope and Purpose. The provisions of this Article XIII shall apply only to those Participants or Former Participants who were Participants on December 14, 1976 and Employees on December 15, 1976. The purpose of this Article XIII is to preserve for those Participants or Former Participants certain of the provisions of the Plan as in effect before December 15, 1976.

13.2                           Calculation of Benefit. With respect to a Participant or Former Participant covered by this Section 13.2, the Participant’s or Former Participant’s monthly benefit at his Normal Retirement Date under the Plan shall be the greater of (i) the Participant’s or Former Participant’s benefit calculated under Section 4.1 or (ii) one-twelfth of the product of (A) and (B), but not in excess of $625, where (A) equals 45% of the Participant’s or Former Participant’s “Basic Salary” on December 15, 1975 and (B) equals a fraction, the numerator of which is the Participant’s or Former Participant’s total number of “Years of Participation” at December 14, 1976 and the denominator of which is the total number of “Years of Participation” with which he would have been credited if he separated from service on the “Anniversary Date” nearest his 65th birthday, all as defined under the terms of the Plan as in effect on December 14, 1976. Such amount is set forth in Schedule A, Column 1.

13.3                           Form of Payment of Normal, Late, Early and Disability Benefit. In addition to the forms of settlement provided under Section 4.6(e), a Participant or Former Participant covered under this Article XIII, shall be entitled to elect in writing on forms provided by the Administrative Committee payment of the “value of the accrued benefit” (as determined under Section 13.7) to which he is entitled under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, in a lump sum upon Normal, Late, Early or Disability Retirement in accordance with the provisions of Sections 4.1, 4.2, 4.3 or 4.4. In the event a Participant or Former Participant elects payment of some or all of the amount of the “value of the accrued benefit” to which he is entitled under Schedule A, Column 2, increased by interest as described in the preceding sentence, in a lump sum, the “actuarial value” (as determined under Section 13.7) of the benefit to which he is otherwise entitled under Article IV shall be reduced by the amount of such payment and the “remaining value”, if any, will be paid in a form provided by Section 4.6(e) of the Plan. However, any Participant or Former Participant covered under this Article XIII, the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee, payment of the value of the entire benefit to which he is entitled under the Plan in an “actuarially equivalent” (as determined under Section 13.7) lump sum upon Normal, Late, Early or Disability Retirement in accordance with the provisions of Section 4.6.

Notwithstanding the foregoing, effective January 1, 1989, any Participant covered under this Section 13, who is a Highly Compensated Employee, determined as of any date, and the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more may not elect to have the value of the entire benefit to which he is entitled under the Plan, paid in a lump sum, but alternatively may elect in writing, on forms provided by the Administrative Committee payment of (i) the value of the benefit which he had accrued as of December 31, 1988 under the Plan in an actuarially equivalent lump sum (as determined under Section 13.7) upon Normal, Late, Early or Disability Retirement in accordance with the provisions of Section 4.1, 4.2, 4.3 or 4.4; and (ii) the remainder of his Accrued Annual Pension, which he had accrued after December 31, 1988, paid to him in one of the forms provided for under Section 4.6 of the Plan.

Effective December 31, 1996, in no event shall the “actuarial value” (as determined under Section 13.7) of the “value of the accrued benefit” (as determined under Section 13.7) listed under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, for any Participant or Former Participant, who is covered by the provisions of this Article XIII, be greater than the Participant’s Accrued Annual Pension payable under Section 4.1 of the Plan.

13.4                           Payment of Vested Benefits. Any Participant or Former Participant covered under this Article XIII who terminates employment with the Employer and all Affiliates with a nonforfeitable benefit under Section 5.1 may elect in writing on forms provided by the Administrative Committee to receive the value of his benefit under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, in a lump sum. The “remaining value” of his benefit, if any, shall be paid in accordance with Section 4.6(e). Any such Participant or Former Participant, the value of whose accrued benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee, payment of the value of the entire benefit to which he is entitled under the Plan in an “actuarially equivalent” lump sum.

Notwithstanding the foregoing, effective January 1, 1989, any Participant covered under this Section 13, who is a Highly Compensated Employee, determined as of any date, and the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more may not elect to have the value of the entire benefit to which he is entitled under the Plan, paid in a lump sum, but alternatively may elect in writing, on forms provided by the Administrative Committee, payment of (i) only the value of the benefit which he had accrued as of December 31, 1988 under the Plan in an actuarial equivalent lump sum (as determined under Section 13.7) upon his Termination of employment in accordance with the provisions of Section 4.5; and (ii) the remainder of his Accrued Annual Pension, which he had accrued after December 31, 1988, paid to him in one of the forms provided for under Section 4.6 of the Plan.

If a Participant or Former Participant who receives a distribution hereunder returns to service covered by the Plan, his prior service shall be restored for purposes of benefit accrual if he contributes to the Trust Fund in cash the amount of the distribution he received, together with interest thereon at the rate set forth in section 411(c)(2)(C) of the Code per annum, compounded annually, before suffering five consecutive Breaks in Service or five years following the date he is reemployed by the Employer, if earlier. If the Participant or Former Participant does not make such a contribution as provided above, his Accrued Annual Pension upon subsequent termination of service shall be based on accruals arising from and after his return to service under the terms of the Plan plus any “remaining value” of his benefit at the date of his previous termination of service not paid hereunder upon his previous termination of service.

Effective December 31, 1996, in no event shall the “actuarial value” (as determined under Section 13.7) of the “value of the accrued benefit” (as determined under Section 13.7) listed under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, for any Participant or Former Participant, who is covered by the provisions of this Article XIII, be greater than the Participant’s Accrued Annual Pension payable under Section 4.1 of the Plan.

13.5                           Death Benefits. The Beneficiary of any Participant or Former Participant covered under this Article XIII who attained his Normal Retirement Date, as defined under the terms of the Plan as in effect on December 14, 1976, on or before December 14, 1976, and dies on or after December 15, 1976, but prior to the earlier of the date (i) benefit payments to him commence or (ii) an annuity contract is purchased to provide his retirement benefit, shall be entitled to receive a death benefit equal to the “actuarial value” at the time of death of such Participant’s or Former Participant’s accrued benefit under Schedule A, Column 2. The benefit will be paid in the mode of distribution designated by the Participant or Former Participant in writing; provided, however, if the Participant’s or Former Participant’s designated Beneficiary should die on or before the commencement of distribution of benefits or the Participant or Former Participant fails to designate the mode of distribution, the mode of distribution shall be determined by the Administrative Committee after consultation with the Participant’s or Former Participant’s Beneficiary. Notwithstanding the foregoing, if the Participant or Former Participant is married, the Participant’s or Former Participant’s Spouse shall be the Beneficiary unless the Spouse waives the right to be the Beneficiary in writing witnessed by a notary public or a member of the Administrative Committee in accordance with the rules established by the Administrative Committee.

Notwithstanding the foregoing, effective January 1, 1989, any Participant covered under this Section 13, who is a Highly Compensated Employee, determined as of any date, and the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more may not elect to have the value of the entire benefit to which he is entitled under the Plan paid as a lump sum death benefit, but alternatively may elect in writing, on forms provided by the Administrative Committee, payment of (i) the value of the benefit which he had accrued as of

December 31, 1988 under the Plan in an actuarial equivalent lump sum (as determined under Section 13.7) upon his death paid to his Beneficiary; and (ii) the remainder of his Accrued Annual Pension, which he had accrued after December 31, 1988, paid to his Beneficiary in the form provided for under Section 4.7 of the Plan.

Effective December 31, 1996, in no event shall the “actuarial value” (as determined under Section 13.7) of the “value of the accrued benefit” (as determined under Section 13.7) listed under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, for any Participant or Former Participant, who is covered by the provisions of this Article XIII, be greater than the Participant’s Accrued Annual Pension payable under Section 4.1 of the Plan.

13.6                           Transfer of Benefit.

(i)                                     Any Participant or Former Participant (A) who has reached his Normal Retirement Date on or before December 15, 1976, (B) whose benefit is calculated under the Plan as effective prior to December 15, 1976 and (C) whose benefit payments have not started prior to October 9, 1979, shall be entitled to elect irrevocably in writing as hereinafter provided that the Administrative Committee transfer the amount of his accrued benefit to be held as a separate bookkeeping account under the terms of the Trust Agreement. The election may be made effective as of the January 1st or July 1st next following the delivery of a written request to the Administrative Committee at least 30 days before such date.

(ii)                                  In addition to the forms of settlement provided under Section 4.6, a Participant or Former Participant covered under this Section 13.5, shall be entitled to elect in writing on forms provided by the Administrative Committee one of the following settlement options:

(A)                              approximately equal monthly, quarterly or annual installments as elected by the Participant or Former Participant over a period not exceeding the life expectancy of the Participant or Former Participant or the joint life expectancy of the Participant or Former Participant and his designated Beneficiary with the remainder of such installments, if any, after the Participant’s or Former Participant’s death payable to his designated beneficiary or Beneficiaries; or

(B)                                a lump sum; or

(C)                                any combination of the above.

Notwithstanding the foregoing, the Participant or Former Participant must elect under this Section 13.5(ii) or 4.6(e) a method of settlement under which the present value of the installments to be paid to the Participant or Former Participant over his projected life span is more than 50% of the present value of the installments payable to both the Participant or Former Participant and his Beneficiary or Beneficiaries.

(iii)                               The Beneficiary of any Participant or Former Participant eligible to make the election under Section 13.6(i) who is to receive death benefits under Section 13.5, may subject to the approval of the Administrative Committee, request that the value of the death benefit be held as a separate bookkeeping account under the terms of the Trust Agreement, with distribution to be made in the mode provided for under Section 13.5.

13.7                           Actuarial Equivalency. With respect to Article XIII, when referring to amounts developed under Article IV, “actuarial value”, “remaining value”, “actuarial equivalent” and “value of the accrued benefit” shall be determined using GAM71 Male mortality table and interest at the rate of 5.5% per annum. However, the value so determined for any Participant or Former Participant to whom this Article XIII applies shall not be less than the actuarial value of the accrued benefit for that Participant or Former Participant as of July 31, 1983, determined using the GAM71 Male and Female (as appropriate) mortality table and interest at the rate of 5.5% per annum. When referring to amounts developed from Schedule A, Column 2, the amount of accrued benefits and actuarial equivalents shall be determined as described, using interest at the rate of 5% per annum.

Effective with respect to any lump sum payable pursuant to this Article XIII on or after January 1, 1998, to any Participant or Former Participant, the value of such benefit shall be equal to the greater of (i) and (ii) below:

(i)                                     The Actuarial Equivalent of the amount set forth in Column 1 of Schedule A (using the assumptions set forth in paragraph (b) of the definition of Actuarial Equivalence in Section 2.1 of the Plan); or

(ii)                                  The “value of the accrued benefit” (as determined under Section 13.7) to which he is entitled under Schedule A, Column 2, increased with interest at 5% per annum from December 14, 1976 to the date of determination, counting only completed months.

Executed as of the 21st day of December, 2010.

/s/ THE PEP BOYS — MANNY, MOE & JACK

Appendix A

Participating Employers

The Pep Boys — Manny, Moe & Jack

The Pep Boys — Manny, Moe & Jack of California

Pep Boys — Manny, Moe & Jack of Delaware, Inc. (effective 1/29/95)